                                                              EXHIBIT 10.23





                                 LOAN AGREEMENT

                                     AMONG


                    THE CIT GROUP/EQUIPMENT FINANCING, INC.,
                                                as Lender,



                        MARINE DRILLING COMPANIES, INC.,
                                                as Guarantor,

                                      and

                           KEYES HOLDING CORPORATION,
                                                as Borrower


                          Dated as of December 1, 1994
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                               TABLE OF CONTENTS

                                R E C I T A L S :
. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1

                                   DEFINITIONS
. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1

                                   ARTICLE I
. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5

                                    The Loan
. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5
         Section 1.01 Amount  . . . . . . . . . . . . . . . . . . . . . .     5
         Section 1.02 Revolving Loan Period   . . . . . . . . . . . . . .     5
         Section 1.03 Term Loan Period  . . . . . . . . . . . . . . . . .     5
         Section 1.04 Interest  . . . . . . . . . . . . . . . . . . . . .     6
         Section 1.05 Payments  . . . . . . . . . . . . . . . . . . . . .     8
         Section 1.06 Prepayment  . . . . . . . . . . . . . . . . . . . .    10
         Section 1.07 Security  . . . . . . . . . . . . . . . . . . . . .    12
         Section 1.08 Facility Fee. . . . . . . . . . . . . . . . . . . .    12
         Section 1.09 Revolving Loan Fee  . . . . . . . . . . . . . . . .    12

                                   ARTICLE II
. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12

                              Conditions Precedent
. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
         Section 2.01 Conditions Precedent  . . . . . . . . . . . . . . .    12
         Section 2.02 Waiver of Conditions Precedent  . . . . . . . . . .    15

                                  ARTICLE III
. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    15

                   Representations, Warranties and Covenants
. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    15
         Section 3.01 Representations of the Borrower   . . . . . . . . .    15
         Section 3.02 Covenants of the Borrower   . . . . . . . . . . . .    18
         Section 3.03 Covenants of the Guarantor  . . . . . . . . . . . .    24

                                   ARTICLE IV
. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    26

                               Events of Default
. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    26

                                   ARTICLE V
. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    28



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                                 Miscellaneous
. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    29
         Section 5.01 Notices . . . . . . . . . . . . . . . . . . . . . .    29
         Section 5.02 No Waiver . . . . . . . . . . . . . . . . . . . . .    29
         Section 5.03 Applicable Law and Jurisdiction . . . . . . . . . .    29
         Section 5.04 Severability  . . . . . . . . . . . . . . . . . . .    31
         Section 5.05 Amendment   . . . . . . . . . . . . . . . . . . . .    31
         Section 5.06 Assignment and Participation  . . . . . . . . . . .    32
         Section 5.07 Costs, Expenses and Taxes   . . . . . . . . . . . .    32
         Section 5.08 Counterparts  . . . . . . . . . . . . . . . . . . .    32
         Section 5.09 Section Heading   . . . . . . . . . . . . . . . . .    32
         Section 5.10 Merger  . . . . . . . . . . . . . . . . . . . . . .    32

Exhibit A  -      Secured Promissory Note

Exhibit B  -      Guaranty

Exhibit C  -      Notice of Drawing





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         THIS LOAN AGREEMENT dated as of December 1, 1994 among KEYES HOLDING
CORPORATION, a Delaware corporation (the "Borrower"), MARINE DRILLING COMPANIES, INC., a Texas corporation, as Guarantor (the "Guarantor") and THE CIT GROUP/EQUIPMENT FINANCING, INC., a New York corporation (the "Lender"). Capitalized terms used herein and not otherwise defined herein are used with the meanings ascribed thereto in the Definitions Section of this Agreement.

                               R E C I T A L S :

         1. The Borrower is the owner of three United States flag drilling rigs, MARINE 300, Official No. 636379, MARINE 301, Official No. 640126 and MARINE 303, Official No. 651994 (each a "Vessel and collectively, the "Vessels").

         2. The Borrower has requested a loan from the Lender in a principal amount of up to Thirty Five Million United States Dollars (USD 35,000,000) (as more specifically described in Section 1.01 hereof, the "Loan") in order to facilitate the purchase of additional drilling rigs by the Borrower or its affiliates and to provide working capital for certain modifications to the existing drilling rig fleet of the Borrower and its affiliates upon the terms and conditions contained herein and in the Note.

         3. The Loan shall be evidenced by a secured promissory note made by the Borrower to the Lender (the "Note") substantially in form and substance of Exhibit A annexed hereto and made a part hereof.

         4. In order to secure its obligations hereunder and under the Note, the Borrower has agreed (a) to grant to the Lender a first preferred fleet mortgage on the Vessels and a first priority security interest on its rights to receive moneys on account of the operation thereof pursuant to the Mortgage, the Earnings Assignment and the Insurance Assignment; and (b) to cause the Guarantor to issue the Guaranty in favor of the Lender guaranteeing, up to an aggregate of Eight Million Seven Hundred and Fifty Thousand United States Dollars (USD 8,750,000), of the Borrower's obligations hereunder and under the Note, the Mortgage, the Earnings Assignment and the Insurance Assignment.

         NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

                                  DEFINITIONS

         The following terms shall have the following meanings for all purposes of this Agreement and shall be equally applicable to both the singular and the plural forms of the terms herein defined.





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         "Agreement", "this Agreement", "herein", "hereunder" or other like words mean this Loan Agreement as originally executed or as modified, amended or supplemented from time to time pursuant to the provisions hereof.

         "Advance" means a loan by the Lender to the Borrower pursuant to
Section 1.01 of this Agreement.

         "Assignments" mean the Earnings Assignment and the Insurance
Assignment.

         "Borrower" means Keyes Holding Corporation and its successors and permitted assigns.

         "Business Day" means a day other than a Saturday or a Sunday or a day on which commercial banks are authorized to be closed in the State of New York or the State of Texas.

         "Closing Date" has the meaning set forth in Section 1.02(b) of this Agreement.

         "Dollars" or "USD" means lawful currency of the United States of America.

         "Earnings Assignment" means the General Assignment of Earnings dated the Closing Date granted by the Borrower in favor of the Lender, in form and substance satisfactory to the Lender, as the same may be modified, amended or supplemented from time to time.

         "Event of Default" has the meaning set forth in Article IV of this Agreement.

         "Excluded Income Taxes" has the meaning set forth in Section 1.05(a) of this Agreement.

         "Fair Market Value" has the meaning set forth in Section 1.06(a)(iii).

         "Governmental Agencies" means any government or any state, department or other political subdivision thereof or governmental body, agency, authority, department or commission having jurisdiction over the Borrower or its properties (including without limitation any court or tribunal) exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation, partnership or other entity directly or indirectly owned by the foregoing.

         "Guarantor" means Marine Drilling Companies, Inc. and its successors and permitted assigns.





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         "Guaranty" means the Guaranty dated the Closing Date given by the
Guarantor in favor of the Lender, substantially in the form of Exhibit B attached hereto and made a part hereof, as the same may be modified, amended and supplemented from time to time.

         "Hazardous Substances" means petroleum and used oil, or any other pollutant or contaminant, hazardous, dangerous or toxic waste, substance or material as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Sec. 9601, et seq. (hereinafter called "CERCLA"); the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Sec. 6901, et seq. (hereinafter called "RCRA"); the Toxic Substances Control Act, as amended, 15 U.S.C. Sec. 2601, et seq. (hereinafter called "TSCA"); the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Sec. 1801, et seq. (hereinafter called "HMTA"); the Oil Pollution Act of 1990, Pub.L. No. 101-380, 104 Stat. 484 (1990) (hereinafter called "OPA"); or
any other statute, law, ordinance, code or regulation of any Governmental Agency relating to or imposing liability or standards of conduct concerning the use, production, generation, treatment, storage, recycling, handling, transportation, release, threatened release or disposal of any hazardous, dangerous or toxic waste, substance or material, currently in effect or at any time hereafter adopted.

         "Insurance Assignment" means the Assignment of Insurance dated the Closing Date granted by the Borrower in favor of the Lender, in form and substance satisfactory to the Lender, as the same may be modified, amended or supplemented from time to time.

         "Interest Rate" has the meaning set forth in Section 1.04(b) of this Agreement.

         "Loan" has the meaning set forth in Section 1.01 of this Agreement.

         "Loan Documents" means the Note, the Mortgage, the Guaranty, the Earnings Assignment and the Insurance Assignment.

         "Maturity Date" means June 1, 1999.

         "Merger Filings" has the meaning set forth in Section 2.01(r).

         "Mortgage" means the United States first preferred fleet mortgage dated the Closing Date granted by the Borrower in favor of the Lender, in form and substance satisfactory to the Lender, as the same may be modified, amended or supplemented from time to time, and any substantially similar instrument which may be executed, delivered and recorded in substitution therefor.





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         "Note" has the meaning set forth in paragraph 3 of the Recitals of this Agreement.

         "Notice of Drawing" means the notice of drawing given by the Borrower pursuant to Section 1.02 substantially in the form of Exhibit C attached hereto.

         "Payment Date" has the meaning set forth in Section 1.04(a) of this Agreement.

         "Prepayment Premium" has the meaning set forth in Section 1.06(b) of this Agreement.

         "Responsible Officer" means, as to the Borrower and the Guarantor, either of such corporation's chief executive officer, chief financial officer or any other officer having principal responsibility for the financial affairs of such company.

         "Revolving Loan Availability Period" means the period of time beginning on the Closing Date and ending on June 1, 1996.

         "Tangible Net Worth" means, at a particular date, the sum of the capital stock (excluding treasury stock) and surplus (including earned surplus, capital surplus and the balance of the current profit and loss account not transferred to surplus) accounted on a consolidated basis appearing on a consolidated balance sheet prepared in accordance with generally accepted United States accounting principles as of the date of determination, excluding, however, from the determination, all inter-company transactions and after deducting therefrom the net book value of all assets (after deducting any reserves applicable thereto) which would be treated as intangibles under generally accepted United States accounting principles, including, without limitation, such items as good will, trademarks, trade names, patents and licenses, franchises and operating rights).

         "Taxes" has the meaning set forth in Section 1.05(a) of this Agreement.

         "Term Loan Period" means the period of time beginning on the Term Loan Conversion Date and ending on the Maturity Date.

         "Term Loan Conversion Date" means June 1, 1996.

         "Total Capital" means Total Funded Senior Debt plus Tangible Net Worth.

         "Total Funded Senior Debt" means all indebtedness for borrowed money, the payment of which is not subordinated to the Loan or the Guaranty.





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         "Total Loss" has the meaning set forth in Section 1.06(a) of this
Agreement.

         "Vessel Value" has the meaning set forth in Section 1.06(a)(ii).

                                   ARTICLE I

                                    The Loan

         Section 1.01 Amount.  Subject to the terms and conditions of Section
2.01 of this Agreement, the Lender agrees to make Advances to the Borrower in an aggregate principal amount equal to the lesser of (1) 50% of the Vessel Value determined in accordance with Section 1.06(a)(ii) and as substantiated by the appraisal to be delivered to the Lender pursuant to Section 2.01(p) hereof and (2) USD 35,000,000 (the "Loan").

         Section 1.02 Revolving Loan Period. (a) During the Revolving Loan Availability Period, the Lender agrees to make Advances to the Borrower from time to time on any Business Day in the aggregate not to exceed the amount of the Loan available to the Borrower referred to in Section 1.01 hereof. All Advances shall be used by the Borrower for the purchase of jack-up drilling rigs and to make capital improvements to the existing drilling rig fleet of the Borrower and its affiliates. Each Advance shall be in an integral multiple of One Million United States Dollars (USD 1,000,000) and no more than one Advance shall be made by the Lender during any thirty (30) calendar days. Within the limits referred to above, the Borrower may borrow, prepay and reborrow under this Section 1.02(a). From and after December 1, 1994, outstanding Advances shall, in the aggregate, total a minimum of USD 10,000,000.

         (b) The Borrower shall make a request for an Advance by sending to the Lender a written Notice of Drawing not later than 11:00 a.m., New York Time, three (3) Business Days prior to the date such Advance is requested setting forth the date the Advance is required and the bank account or accounts to which the Advance is to be remitted. The first Notice of Drawing shall be received by the Lender no later than three (3) Business Days immediately preceding the Closing Date. All Notices of Drawing shall be irrevocable. As used in this Agreement, the term "Closing Date" shall mean any Business Day occurring on or prior to December 1, 1994 which shall be the day on which the first Advance is to be made as designated by the Borrower in its Notice of Drawing.

         Section 1.03 Term Loan Period. (a) On the Term Loan Conversion Date, all amounts outstanding under the Loan will be converted to a thirty six (36) month term loan. During the Term

Loan Period, the Lender shall make no further Advances to the Borrower hereunder.

         (b) In the event that the amount of the Loan outstanding on the Term Loan Conversion Date is less than USD 10,000,000, the Borrower shall pay to the Lender on the Term Loan Conversion Date a non-utilization fee equal to the difference between USD 10,000,000 and the amount of the Loan then outstanding, multiplied by two percent (2%).

         (c) The Borrower shall repay the principal amount of the Note in thirty-six (36) consecutive monthly installments, each such installment to be paid by the Borrower to the Lender on a Payment Date commencing July 1, 1996 and ending on the Maturity Date. The amount of principal to be repaid on each Payment Date shall be the amount necessary to amortize (over thirty-six equal monthly installments) sixty percent (60%) of the balance of the Loan outstanding on the Term Loan Conversion Date, provided, however, that such final installment shall include a balloon amount sufficient to discharge the accrued and unpaid interest, unpaid principal and unpaid premium, if any, in respect of the Note.

         (d) The Loan shall be evidenced by and repayable in accordance with the terms hereof and of the Note.

         Section 1.04 Interest.

         (a) The Borrower shall pay interest, in arrears, on the unpaid principal amount of the Note from the Closing Date until the principal amount of the Note is paid in full on the last Business Day of each calendar month, commencing December 30, 1994 to and including the Maturity Date (each such date a "Payment Date") at a rate of interest per annum (computed on the basis of a 360-day year of twelve 30 day months) equal to the Interest Rate provided, however, that all interest accrued on the Loan and unpaid on the Maturity Date shall be paid on the Maturity Date.

         (b) The term "Interest Rate" shall mean, for an Interest Period (as hereinafter defined), an interest rate equal to the LIBOR Rate (as hereinafter defined) plus 2.5% per annum, subject to periodic adjustment as provided below. "LIBOR Rate" means the thirty (30) day rate of interest per annum at which deposits in United States Dollars are offered in London, England to prime banks in the London interbank market as published in The Wall Street Journal for the fifteenth (15th) day of each calendar month during the term of the Loan. (If the 15th day of the calendar month is not a day for which The Wall Street Journal reports the LIBOR Rate, then for the first preceding day on which The Wall Street Journal reports the LIBOR Rate). The LIBOR Rate shall become effective as of the first day of the calendar month next succeeding each such





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determination and shall continue in effect to, and including the last day of the calendar month. If at any time the Lender shall determine that by reason of circumstances affecting the London interbank market (u) adequate and reasonable means do not exist for ascertaining the LIBOR Rate for the succeeding Interest Period or (v) the making or continuance of the Loan at the LIBOR Rate has become impracticable as a result of a contingency occurring after the date of this Agreement which materially and adversely affects the London interbank market, the Lender shall notify the Borrower. As used in this Agreement, "Interest Period" shall mean each respective and successive one month calendar period commencing on the Closing Date or the last day of the immediately preceding Interest Period, as the case may be, provided, however, that (y) if any Interest Period includes a Payment Date, but does not end on such date, then the principal amount of the Loan required to be paid on such date shall have an Interest Period ending on such date and (z) no Interest Period shall commence or extend past the Maturity Date of the Note.

         (c) Any amount of principal or any other amount due hereunder which is not paid when due, whether at stated maturity, by acceleration or otherwise, shall bear interest from the date when due until such amount is paid in full, payable on demand, at a rate per annum equal at all times to 2% above the Interest Rate.

         (d) In no event shall any interest rate provided for in this Agreement or the Note exceed the maximum rate permitted by the then applicable law. It is the intention of the parties hereto to strictly comply with applicable usury laws; accordingly, it is agreed that, notwithstanding any provision to the contrary in this Agreement, in the Note, or in any other Loan Document, in no event shall this Agreement, the Note, or the other Loan Documents be construed to charge, contract for or require the payment or permit the collection of interest in excess of the maximum amount permitted by applicable law. If any such excess interest is contracted for, charged or received under this Agreement, the Note or the other Loan Documents, or in the event that all of the principal balance shall be prepaid, so that under any of such circumstances the amount of interest contracted for, charged or received on the principal balance shall exceed the maximum amount of interest permitted by applicable law, then in such event (i) the provisions of this Section 1.04(d) shall govern and control, (ii) neither the Borrower nor any other person or entity now or hereafter liable for the payment thereof shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount of interest permitted by applicable law, (iii) any such excess which may have been collected shall be either applied as a credit against the then unpaid principal balance or refunded to the Borrower, at the option of the Lender, and (iv) the effective rate of interest shall be automatically reduced to the





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maximum lawful contract rate allowed under applicable law as now or hereafter construed by the courts having jurisdiction thereof. It is further agreed that without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received under this Agreement, the Note and the other Loan Documents which are made for the purpose of determining whether such rate exceeds the maximum lawful contract rate, shall be made, to the extent permitted by applicable law, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the indebtedness evidenced hereby, all interest at any time contracted for, charged or received from the Borrower or otherwise by the Lender in connection with such indebtedness; provided, however, that if any applicable state law is amended or the law of the United States of America preempts any applicable state law, so that it becomes lawful for the Lender to receive a greater simple interest per annum rate than is presently allowed, the Borrower agrees that, on the effective date of such amendment or preemption as the case may be, the lawful maximum hereunder shall be increased to the maximum simple interest per annum rate allowed by the higher of the amended state law or the law of the United States of America.

         Section 1.05 Payments.

         (a) The payment obligations of the Borrower under the Note and all other amounts payable under this Agreement to the Lender shall be paid, in immediately available funds, to the Lender at Chemical Bank, 640 Madison Avenue, New York, New York 10021, ABA No. 021-000-128, for credit to the account of The CIT Group/Equipment Financing, Inc., Account No. 134-086460 (ref. Keyes Holding, Contract No. 8122) or at such other place as the Lender may designate not less than one (1) Business Day prior to the due date therefor, in immediately available funds, not later than the close of business on the due date thereof, in lawful money of the United States. All payments shall be made (i) without set-off, counterclaim or condition and (ii) free and clear of, and without deduction for or on account of, any present or future taxes, levies, duties, imposts, charges, fees, deductions or withholdings of any nature ("Taxes"), unless the Borrower is required by law or regulation to make payment subject to any Taxes. In the event that the Borrower is required by law or regulation to make any deduction or withholding on account of any Taxes from any payment due under this Agreement, then: (a) the Borrower shall notify the Lender promptly as soon as it becomes aware of such requirement and shall remit promptly the amount of such Taxes to the appropriate taxation authority, and in any event prior to the date on which penalties attach thereto; and (b) such payment shall be increased by such amount as may be necessary to ensure that the Lender receives a net amount, free and clear of all Taxes, equal to the full amount which the Lender would have received had such payment not been subject to such Taxes (other than Excluded Income Taxes as such term is defined below). Notwithstanding the foregoing, the Borrower shall not be liable for, or required to pay, any Taxes which are overall income or franchise taxes imposed at any time on the Lender in the United States of America or any state or local government or taxing authority in any state in which the Lender conducts business ("Excluded Income Taxes"). Each such payment or reimbursement by the Borrower shall be net of any credit or the value of any deduction received by the Lender thereon to the extent that the same can be determined by the Lender (as certified by the Lender to the Borrower, such certificate to be conclusive absent manifest error). The Borrower shall indemnify the Lender against any liability of the Lender in respect of such Taxes and shall supply copies of applicable tax receipts.

         (b) If any payment to be made by the Borrower shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day.

         (c) Each payment to be made on a Payment Date and all prepayments and other payments shall be applied first to the payment of accrued and unpaid interest on the Note, then to the payment of all other amounts due under this Agreement and the Loan Documents, and the balance shall be applied to the payment of principal due under the Note.

         (d) The Borrower shall indemnify the Lender on demand against all costs, expenses, liabilities and losses (including funding losses) sustained or incurred by the Lender as a result of or in connection with: (a) the occurrence and/or continuance of any Event of Default (or event which, with the giving of notice and/or lapse of time or other applicable condition might constitute an Event of Default); and/or (b) any judgment or order which relates to any sum due hereunder being expressed in a currency other than the currency expressed to be due hereunder and as a result of a variation in rates of exchange between the rate at which such amount is converted into such other currency for the purposes of such judgment or order and the rate prevailing on the date of actual payment of such amount pursuant thereto; and/or (c) any postponement of the Closing Date occurring because of one or more of the conditions precedent set forth in Section 2.01 shall not have been satisfied or waived; and/or (d) any payment of principal of or interest on the Note made on a date which is not a Payment Date. The above indemnities are separate and independent obligations of the Borrower and apply irrespective of any indulgence granted by the Lender.





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         Section 1.06 Prepayment.

         (a)  Mandatory Prepayment.

                 (i) Total Loss. If there shall have occurred a Total Loss as herein defined, on the earlier of (x) the date insurance proceeds are received or (y) ninety (90) days after the date of occurrence of the Total Loss, the Borrower shall (A) prepay the outstanding principal balance under the Note in an amount equal to the outstanding principal amount of the Loan on the date of prepayment (without counting any amount being prepaid on such date), multiplied by a fraction, the numerator of which is Fair Market Value of the lost Vessel as most recently determined under Section 1.06(a)(iii) and the denominator of which is the Vessel Value as of such date (including the lost Vessel), and (B) pay accrued interest thereon to the date of such prepayment together with any other amount due hereunder or under any Loan Document. The Lender shall apply payments received pursuant to this Section 1.06(a)(i) in accordance with Section 1.05(c) hereof, provided, however, that the principal repayments shall be applied so that the remaining installments of principal, if any, are reduced on a pro rata basis, such reduction to be confirmed by the Lender in a certificate delivered to the Borrower which certificate shall be conclusive absent manifest error. No Prepayment Premium shall be payable with respect to any Mandatory Prepayments made by the Borrower pursuant to this Section 1.06(a)(i). "Total Loss" means in respect of a Vessel (i) actual or constructive or compromised or arranged total loss of such Vessel; or (ii) requisition for title or other compulsory acquisition of such Vessel otherwise than by requisition for hire; or (iii) capture, seizure, arrest, detention or confiscation of such Vessel by any government or by persons acting or purporting to act on behalf of any government unless such Vessel is released from such capture, seizure, arrest, detention or confiscation within thirty days of the occurrence thereof. A Total Loss shall be deemed to have occurred (a) in the event of an actual total loss of a Vessel, on the date of such loss, (b) in the event of damage to a Vessel which results in a constructive or compromised or arranged total loss of such Vessel, on the date of the occurrence of the event giving rise to such damage, or (c) in the case of any event referred to in Clauses (ii) or (iii) above, on the date of the occurrence of such event. In the event of any Total Loss or requisition of a Vessel, the Borrower shall give written or telegraphic notice to the Lender not later than ten (10) days after a Responsible Officer of the Borrower has actual knowledge of such occurrence.

                  (ii) Collateral Value. On or before the Closing Date and again on the Term Loan Conversion Date, the Lender shall arrange to have the Fair Market Value of each of the Vessels determined at the Borrower's expense by one independent drilling rig brokering firm nominated by the Borrower from a list of three independent drilling rig brokering firms compiled by the Lender. Each such valuation shall be based on the Fair Market Value of each Vessel. The aggregate of the most recent valuations of each Vessel is hereinafter referred to as the "Vessel Value". If, on the Term Loan Conversion Date, the outstanding principal amount of the Loan shall exceed fifty percent (50%) of Vessel Value, then the Borrower shall either prepay within five days of Lender's demand the amount of the Loan necessary to restore the ratio referred to herein together with payment of accrued interest thereon and the Prepayment Premium or provide additional security for the Loan which shall be acceptable in the sole opinion of the Lender for these purposes. The Lender shall apply payments received under this Section 1.06(a)(ii) in accordance with Section 1.05(c) hereof, provided, however, that the principal repayments shall be applied so that the remaining installments of principal, if any, shall be reduced on a pro rata basis, such reduction to be confirmed by the Lender in a certificate delivered to the Borrower which certificate shall be conclusive absent manifest error.

                  (iii) Fair Market Value. The "Fair Market Value" of any Vessel shall be the value determined by the independent drilling rig brokering firm chosen by the Borrower in accordance with clause (ii) above on the basis of an arm's-length purchase by a willing buyer from a willing seller and without consideration of any drilling contract, charter party or other vessel employment contract. The drilling rig brokering firm's valuation shall be made without physical inspection, unless otherwise required by the Lender.

         (b) Voluntary Prepayment during Term Loan Period. After the eighteenth (18th) Payment Date of the Term Loan Period, the Borrower may prepay in full or in part in amounts of not less than USD 1,000,000, its indebtedness under the Note on the next Payment Date after giving at least thirty (30) Business Days prior notice of such prepayment and payment to the Lender of accrued and unpaid interest under the Note and all other amounts due under this Agreement and the other Loan Documents including a premium in an amount equal to one percent (1%) of the principal amount prepaid (the "Prepayment Premium"). Any notice of prepayment hereunder shall be irrevocable.

         The Lender shall apply payments received pursuant to this Section 1.06(b) in accordance with Section 1.05(c) hereof, provided, however, that the principal repayments shall be applied so that the remaining installments of principal, if any, shall be reduced on a pro rata basis, such reduction to be confirmed by the Lender in a certificate delivered to the Borrower which certificate shall be conclusive absent manifest error.

         (c) Voluntary Prepayment during Revolving Loan Availability Period. During the Revolving Loan Availability Period the Borrower may prepay amounts outstanding under the Loan on the following terms and conditions: (i) the Borrower shall give the Lender at least three (3) Business Days' prior written notice of its intent to prepay the Loan and the amount of such prepayment; (ii) such repayments are made no more than once each calendar month; and (iii) each prepayment of the Loan shall be in a principal amount of at least USD 1,000,000. No Prepayment Premium shall be due for any prepayment under this
Section 1.06(c).

         Section 1.07 Security.   All amounts due hereunder and under the Note
shall be secured by the following, each in form and substance satisfactory to the Lender (A) the Mortgage, (B) the Earnings Assignment, (C) the Insurance Assignment and (D) the Guaranty.

         Section 1.08 Facility Fee. The Borrower shall pay to the Lender a non-refundable facility fee equal to USD 175,000 which shall be paid to the Lender on or before the Closing Date.

         Section 1.09 Revolving Loan Fee. The Borrower shall pay to the Lender a revolving loan fee of one quarter of one percent (.25%) per annum on the unused portion of the Loan during the Revolving Loan Availability Period, computed on the difference between USD 35,000,000 and the average daily outstanding balance of the Loan, payable quarterly in arrears on the last Business Day of each calendar quarter, beginning December 30, 1994.

                                   ARTICLE II

                              Conditions Precedent

         Section 2.01 Conditions Precedent. The Lender's execution and delivery of this Agreement and the making of the Loan is subject to the following conditions having been satisfied in the opinion of the Lender on or prior to the Closing Date:

         (a) Each of this Agreement and the other Loan Documents shall have been duly authorized and executed with original counterparts thereof delivered to the Lender.

         (b) The Lender shall have received copies of the charters or drilling contracts respecting the Vessels certified as to correctness by a Responsible Officer of the Borrower or the Guarantor.

         (c) The Borrower and the Guarantor shall have delivered to Lender evidence of good standing, certificates of incumbency and duly certified resolutions of their respective Boards of Directors and all such other corporate documentation authorizing each of them to enter into the transactions contemplated by this Agreement and the other Loan Documents.

         (d) The Lender shall have received opinions from counsel to the Borrower and the Guarantor, as the case may be, and an opinion of its special counsel, Haight, Gardner, Poor & Havens, each in form and substance satisfactory to the Lender.

         (e) The representations and warranties contained in Article III of this Agreement and in each other Loan Document shall be true on the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, and no Event of Default specified in Article IV hereof and no event which, with the lapse of time or the notice and lapse of time specified in Article IV hereof, would become such an Event of Default, shall have occurred and be continuing or shall have occurred at the completion of the making of the Loan, and the Lender shall have received satisfactory certificates signed by a Responsible Officer of the Borrower and the Guarantor, as to all questions of fact involved in this condition.

         (f) The Lender shall have received financial statements dated as of the period ending on September 30, 1994 for the Guarantor prepared on a consolidated basis and in accordance with generally accepted United States accounting principles, certified by a Responsible Officer of the Guarantor, and the results set forth therein shall be consistent with the forecasted trends otherwise provided by the Guarantor to the Lender.

         (g) There shall have been no material adverse change in the business, financial condition or operations of the Borrower or the Guarantor since December 31, 1993.

         (h) The Lender shall have received evidence that the person specified to act as agent for service of process for the Borrower, and the Guarantor pursuant to Section 5.03 has agreed to so act.

         (i) The Lender shall have received a certificate of the Guarantor signed by an officer in charge of environmental affairs and safety of the Guarantor as to compliance by each of the Borrower and the Guarantor with all environmental, safety and public health laws and regulations applicable to each of the Borrower and the Guarantor, without limitation of the foregoing, all other laws and regulations affecting or relating to the Vessels, the non-compliance with which would have a material adverse effect on the business, properties or condition (financial or otherwise) of any thereof.

         (j) The Vessels shall be duly registered in the name and ownership of the Borrower under the laws and flag of The United States of America.

         (k) The Borrower shall have provided evidence of insurance maintained by the Borrower on the Vessels, in form and substance satisfactory to the Lender, from insurance underwriters providing such coverage and conforming with the requirements of Section 1.18 of the Mortgage together with a broker's opinion meeting the requirement of Section 1.20 of the Mortgage.

         (l)  The Lender shall have received evidence dated no later than ten
(10) days prior to the Closing Date of the Vessels' classification, as A-1, self-elevating drilling units, free of recommendations affecting class.

         (m) The Mortgage shall have been duly executed and delivered and shall constitute a first preferred ship mortgage lien on the Vessels under the laws of The United States of America and shall have been duly filed under those laws at the Vessel Documentation Office of the United States Coast Guard, Port of Houston, Texas.

         (n) Financing statements or other documents necessary to perfect the Lender's security interests under any of the Loan Documents in the United States, the jurisdiction of incorporation of any of the Borrower, the Guarantor or any other relevant jurisdiction shall have been filed.

         (o) The Lender shall have received a report appraising the Fair Market Value of the Vessels prepared by M.E.L. Valuations, Inc. in form and substance satisfactory to the Lender.

         (p) The Vessels shall not have been the subject of a Total Loss and shall not have sustained any material damage to their condition since the date of the inspection and survey reports therefor delivered to the Lender pursuant to Section 2.01(o), or materially decreased in value from the value attributed thereto as set forth in the appraisal report therefor delivered to the Lender pursuant to Section 2.01(o).

         (q) The Lender shall have received copies of all filings made with the Securities and Exchange Commission, the Federal Trade Commission and the Department of Justice of the United States in connection with the proposed merger of the Guarantor and Falcon Drilling Company, Inc. (the "Merger Filings").

         (r) The Lender shall have received such other documents and instruments it may reasonably request, in each case in form and substance reasonably satisfactory to it.

         Section 2.02 Waiver of Conditions Precedent. All of the conditions precedent contained in this Section 2 are for the sole benefit of the Lender and the Lender may waive any or all of them in its absolute discretion.

                                  ARTICLE III

                   Representations, Warranties and Covenants

         Section 3.01 Representations of the Borrower. The Borrower represents and warrants that:

         (a) The Borrower is a corporation, duly organized and validly existing in good standing under the laws of the State of Delaware and has the requisite power and authority (i) to carry on its business as presently conducted, (ii) to enter into and perform its obligations under each Loan Document to which it is a party, (iii) to borrow moneys, and (iv) to mortgage the Vessels and give the security provided in the Loan Documents to which it is a party.

         (b) The execution, delivery and performance by the Borrower of each Loan Document to which it is a party, and any other instrument or agreement provided for by this Agreement to which the Borrower is a party, have been duly authorized by all necessary corporate action, do not require stockholder approval other than such as has been duly obtained or given, do not or will not contravene any of the terms of its articles of incorporation or by-laws, and will not violate any provision of law or of any order of any court or governmental agency or constitute (with or without notice or lapse of time or both) a default under, or result (except as contemplated by this Agreement) in the creation of any security interest, lien, charge or encumbrance upon any of its properties or assets pursuant to, any agreement, indenture or other instrument to which it is a party or by which it may be bound; this Agreement and each Loan Document to which it is a party has been duly executed and delivered by the Borrower and constitutes its legal, valid and binding agreement or instrument, enforceable in accordance with the respective terms thereof. The enforceability of this Agreement, however, is subject to all applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the rights of creditors and to general equity principles.

         (c) There are no suits or proceedings pending or to its knowledge threatened against or affecting the Borrower which if adversely determined would have a material adverse effect upon its financial condition, operations or business.

         (d) The registered place of business of the Borrower is 14141 Southwest Freeway, Suite 2500, Sugar Land, Texas 77478. The principal place of business of the Borrower and the place where all records relating to the transactions contemplated hereby, including records relating to the chartering and operations of the Vessels are kept is 14141 Southwest Freeway, Suite 2500, Sugar Land, Texas 77478.

         (e) Other than such as have been obtained, no license, consent or approval of any Governmental Agency or other regulatory authority is required for the execution, delivery and performance of this Agreement or any Loan Document or any instrument contemplated herein or therein. The Borrower is the holder of all certificates and authorizations of governmental authorities required by law to enable it to engage in the business transacted by it.

         (f) No part of the proceeds of the Loan will be used for any purpose that violates the provisions of any of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors. The Borrower is not engaged in the business of extending credit to others for the purpose of purchasing or carrying margin stock within the meaning of Regulations G, T, U and X of the Board of Governors of the Federal Reserve System. If requested by the Lender, the Borrower will furnish to the Lender in connection with the Loan hereunder a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in said Regulation U. The Borrower is not an "investment company" or a company "controlled" by an "investment company" (as each of such terms is defined or used in the Investment Company Act of 1940, as amended). No proceeds of the Loan will be used to acquire any security in any transaction which is subject to Sections 13 and 14 of the Securities Exchange Act of 1934, as amended.

         (g) The Vessels are and will be on the Closing Date: (i) owned by the Borrower, free and clear of all liens, charges and rights of others except the Mortgage; (ii) duly documented under the laws and flag of The United States of America in the name of the Borrower; and (iii) in class without recommendations and in good condition, working order and repair.

         (h) The Borrower has filed or caused to be filed all tax returns required by any applicable jurisdiction which are required to be filed and has paid or caused to be paid all taxes as shown on such returns or on any assessment received by it to the extent that such taxes have become due and except as to such taxes being contested in good faith by appropriate proceedings for which adequate reserves are being maintained. The Borrower has set up reserves to the extent believed by it to be adequate for the payment of additional taxes for years which have not been audited by the respective tax authorities.

         (i) The Borrower has no subsidiaries other than its permanent establishment in Mexico known as Keyes Holding Corporation P.E. The Borrower is a wholly-owned subsidiary of the Guarantor.

         (j) The Borrower has not incurred any indebtedness except such as generally incurred from time to time in the ordinary course of business and it has not incurred any inter-company debts to the Guarantor or any of its affiliates, except as disclosed in writing to the Lender and subordinated to the Loan.

         (k) (i) The Borrower has duly complied in all material respects with, and the Vessels and their other properties and operations are in compliance in all material respects with, the provisions of all applicable environmental, health and safety laws, codes and ordinances and all rules and regulations promulgated thereunder of all Governmental Agencies unless such compliance would violate the laws or regulations of the jurisdiction in which the Vessels are operating.

                 (ii) As of the date of this Agreement, except as disclosed to the Lender in writing, the Borrower has received no notice from any Governmental Agency, and has no knowledge, of any fact(s) which constitute a violation of any applicable environmental, health or safety laws, codes or ordinances, and any rules or regulations promulgated thereunder of all Governmental Agencies, which relate to the use or ownership of the Vessels or other properties owned or operated by the Borrower.

                 (iii) The Borrower has been issued all required permits, licenses, certificates and approvals of all Governmental Agencies relating to (a) air emissions, (b) discharges to surface water or ground water, (c) noise emissions, (d) solid or liquid waste disposal,
         (e) the use, generation, storage, transportation, treatment, recycling or disposal of Hazardous Substances or (f) other environmental, health or safety matters which are material and necessary for the ownership or operation of the Vessels or other properties owned or operated by the Borrower and such permits, licenses, certificates and approvals are in full force and effect on the date of this Agreement.

                 (iv) Except as disclosed to the Lender in writing, to the best of the Borrower's knowledge, except in accordance with a valid governmental permit, license, certificate or approval, there has been no spill or unauthorized discharge or release of any Hazardous Substance to the environment at, from, or as a result of any operations on the Vessels or other properties and operations owned or operated by the Borrower required to be reported to any Governmental Agency.

                 (v) Except as disclosed to the Lender in writing, there has been no material complaint, compliance order, compliance schedule, notice letter, notice of citation or other similar notice from any applicable environmental agency which concerns the operations of the Vessels or other properties owned or operated by the Borrower.

         (l) All representations and warranties made by the Borrower herein or pursuant to any Loan Document to which it is a party or made in any certificate or written statement delivered pursuant hereto or thereto (i) do not contain any untrue statement of or omit to state a material fact necessary to make the statements contained herein or therein not misleading and (ii) shall survive the making of the Loan hereunder and the execution and delivery to the Lender of the Note and any other Loan Document to which it is a party.

         Section 3.02 Covenants of the Borrower. After the date of execution of this Agreement and until payment in full of the Note and performance by the Borrower and the Guarantor of their respective obligations under this Agreement and the Loan Documents, the Borrower agrees that it will:

         (a) promptly inform the Lender of any event which constitutes or will constitute, by giving of notice or lapse of time, or both, an Event of Default or adversely affect its ability to fully perform its obligations under this Agreement and the Loan Documents to which it is a party;

         (b) pay and discharge, or cause to be paid and discharged, any taxes, assessments and governmental charges or levies that may be imposed upon the Borrower or upon its income or profits or upon any of its properties prior to the date on which penalties attach thereto and all lawful claims which, if unpaid, might become a lien or charge upon their respective properties; provided, however, that this provision shall not be deemed to require payment of any taxes, assessments, governmental charges, levies or claims while the Borrower contests the validity thereof by appropriate proceedings in good faith and so long as it shall have set aside on its books adequate reserves with respect thereto;

         (c)  preserve and maintain, or cause to be preserved or maintained,
(i) its existence in good standing in the jurisdictions where it is incorporated and in all jurisdictions where it is currently conducting business, and (ii) all its rights, privileges and franchises thereunder;

         (d) file or cause to be filed in such offices as shall be required or appropriate under any applicable Uniform Commercial Code of any State or any other statute of any other jurisdiction, and in such manner and form as the Lender may require or as may be reasonably necessary or appropriate under applicable law, any financing statement or statements or other instruments that may be reasonably necessary or desirable or that the Lender may request in order to create, perfect, preserve, continue, validate or satisfy the Lender's liens on and security interests and rights in collateral arising out of or related to this Agreement and any Loan Document;

         (e) promptly notify the Lender of any proposed change in location of its registered place of business or the office where its records are kept or any principal place of business located within the United States of America for purposes of effecting its obligations under Section 3.01(d) hereof;

         (f) promptly obtain and upon the reasonable request, deliver to the Lender all authorizations, approvals, consents and licenses and renewals thereof required under any applicable law or regulation with respect to this Agreement, the Loan Documents, and the Vessels and it shall comply with the terms of the same;

         (g) as soon as practicable after the date of execution of the Mortgage, (i) cause the Mortgage to be duly recorded under the laws and regulations of the United States of America at the Vessel Documentation Office of the United States Coast Guard, Port of Houston, Texas; and (ii) cause a certified copy of the Mortgage to be placed aboard the Vessels, together with the required Notice of Mortgage provided for therein;

         (h) promptly notify the Lender of any suit or proceedings brought against the Borrower or, to the knowledge of the Borrower, threatened against or affecting it which, if adversely determined, would have a material adverse effect upon the financial condition, operations or business of the Borrower;

         (i) upon the request of the Lender, give the Lender or any representative of the Lender access during normal business hours to, and permit the Lender or such representative to inspect, all properties belonging to the Borrower and permit such representative to examine, copy and make extracts from such books, records and documents in the possession of the Borrower, relating to the affairs of the Borrower, as such representative may reasonably request;

         (j) comply with and use its best efforts to cause its agents, contractors and sub-contractors (while such persons are acting within the scope of their contractual relationship with the Borrower) to so comply with all material, applicable environmental, health and safety laws, codes and ordinances, and all rules and regulations promulgated thereunder of all Governmental Agencies; and with the terms and conditions of all applicable permits, licenses, certificates and approvals of all Governmental Agencies now or hereafter granted or obtained with respect to the Vessels or other properties owned or operated by the Borrower unless such compliance would violate the laws or regulations of the jurisdictions in which the Vessels are operating.

                 (i) The Borrower will use its best efforts and safety practices to prevent the unauthorized release, discharge, disposal, escape or spill of Hazardous Substances on or about the Vessels or other properties owned or operated by the Borrower.

                 (ii) The Borrower shall notify the Lender, in writing, within five (5) Business Days of any of the following events occurring after the date of this Agreement:

                          (A) Any written notification made by the Borrower to any federal, state or local environmental agency required under any federal, state or local environmental statute, regulation or ordinance relating to a spill or unauthorized discharge or release of any Hazardous Substance to the environment at, from, or as a result of any operations on, the Vessels or other properties and operations owned or operated by the Borrower;

                          (B) Knowledge by a Responsible Officer of the Borrower of receipt of service by the Borrower of any complaint, compliance order, compliance schedule, notice letter, notice of violation, citation or other similar notice or any judicial demand by any court, federal, state or local environmental agency, alleging (i) any spill, unauthorized discharge or release of any Hazardous Substance to the environment from, or as a result of the operations on, the Vessels or other properties owned or operated by the Borrower or (ii) violations of applicable laws, regulations or permits regarding the generation, storage, handling, treatment, transportation, recycling, release or disposal of Hazardous Substances on or as a result of operations on the Vessels or other properties and operations owned or operated by the Borrower.

                          (C) It is understood by the parties hereto that the aforementioned notices are solely for the Lender's information, may not otherwise be required by any federal, state or local environmental laws, regulations or ordinances, and are to be considered confidential information by the Lender.

                          (D) The term "environmental agency" as used herein shall include, but not be limited to, the United States Environmental Protection Agency, the United States Coast Guard, the United States Minerals Management Service, the United States Department of Transportation (in its administration of the Hazardous Materials Transportation Act, 49 U.S.C. Sec. 1801, et seq.) and other analogous or similar Governmental Agencies regulating or administering statutes, regulations or ordinances relating to or imposing liability or standards of conduct concerning the generation, storage, use, production, transportation, handling, treatment, recycling, release or disposal of any Hazardous Substance.

                 (iii) The Borrower hereby agrees to indemnify and hold the Lender harmless from and against any and all claims, losses, liability, damages and injuries of any kind whatsoever asserted against the Lender with respect to or as a direct result of the presence, escape, seepage, spillage, release, leaking, discharge or migration from any Vessel or other properties owned or operated by the Borrower of any Hazardous Substance, including without limitation, any claims asserted or arising under any applicable environmental, health and safety laws, codes and ordinances, and all rules and regulations promulgated thereunder of all Governmental Agencies, regardless of whether or not caused by or within the control of the Borrower subject to the following:

                          (A) It is the parties' understanding that the Lender does not now, has never and does not intend in the future to exercise any operational control or maintenance over the Vessels or any other properties and operations owned or operated by the Borrower, nor has it in the past, presently, or intend in the future to, maintain an ownership interest in the Vessels or any other properties owned or operated by the Borrower except as may arise upon enforcement of the Lender's rights under the Mortgage.

                          (B) Should, however, the Lender hereafter exercise any ownership interest in or operational control over the Vessels or any other properties owned or operated by the Borrower, e.g., including but not limited to, through foreclosure, then the above stated indemnity and hold harmless shall be limited with respect to any actions or failures to act by the Lender subsequent to exercising such interest or operational control, to the extent such action or inaction by the Lender is found by a court or Governmental Agency with competent jurisdiction to have caused or made worse any condition for which liability is asserted, including but not limited to, the presence, escape, seepage, spillage, leaking, discharge or migration on or from the Vessels or other properties owned or operated by the Borrower of any Hazardous Substance.

                          (C) The indemnity and hold harmless contained in this Subsection (j) shall not extend to the Lender in its capacity as an equity investor in the Borrower or as an owner of any property or interest as to which the Borrower are also owners but only to their capacity as a lender, a holder of security interests, or a beneficiary of security interests.

         (k) not, without the prior written consent of the Lender, (i) sell, transfer, lend, lease or otherwise dispose of the whole or, in the opinion of the Lender, any substantial part of its business, property or assets, whether by a single transaction or by a series of transactions, (related or not), (ii) change the management or stock ownership of the Borrower, or (iii) permit the Vessels to be chartered for a period longer than twelve months (including any committed extensions or renewals) to an entity not an affiliate of the Guarantor;

         (l) other than pursuant to or permitted by those Loan Documents to which it is a party it will not create, assume or permit to exist any encumbrance upon any of its property or assets (whether now owned or hereafter acquired);

         (m) not, without the prior written consent of the Lender: (i) conduct or manage any business or activity other than as presently conducted or managed or as is contemplated by this Agreement and the Loan Documents; (ii) incur or agree to incur or issue any indebtedness nor make any commitments other than (A) in the ordinary course of day-to-day trading; and (B) to the Guarantor or its affiliates which are evidenced by promissory notes, the payment of which are expressly subordinated to the Loan and are pledged to the Lender as security for the performance of the obligations under the Loan Documents pursuant to documentation which is in form and substance satisfactory to the Lender; and (iii) liquidate or dissolve or consolidate or amalgamate with, or merge into, any other entity;

         (n) not, without the prior written consent of the Lender repay any stockholders' loan nor make any loans or advances to any other person;

         (o) not, without the prior written consent of the Lender, acquire by purchase or otherwise or make any investment in any firm, corporation or person not a wholly owned subsidiary of the Borrower whether by acquisition of stock or indebtedness, by loan, guarantee or otherwise;

         (p) at all times conduct its business in a manner so as to qualify and to maintain its qualification to register the Vessels in the registry and under the flag of the United States of America;

         (q) immediately upon receipt from the United States Coast Guard or other governmental official having jurisdiction over the Vessels of notice in respect of the invalidity or possible invalidity of the registration of the Vessels or the disqualification or possible disqualification to maintain the registration of the Vessels, (i) give written notice to the Lender of the receipt of such notice and (ii) take all action as may be required by the Lender to effect the proper registration of the Vessels;

         (r) if in the sole reasonable opinion of the Lender, the Lender's security may otherwise be imperilled and at the Lender's written request, effect the change of registration of the Vessels;

         (s) forthwith upon demand by the Lender and at the Borrower's sole cost and expense, execute and provide all such assurances and do all acts and things as the Lender or any receiver in its absolute discretion may require for: (i) perfecting or protecting the security created (or intended to be created) by any of the Loan Documents, including, without limitation, granting in favor of the Lender a security interest covering the security created (or intended to be created) by any of the Loan Documents with respect to any obligations of the Borrower hereafter owing to the Lender; or (ii) preserving or protecting any of the rights of the Lender under any of the Loan Documents; or (iii) facilitating the appropriation or realization of any of the collateral assigned or granted to the Lender under any of the Loan Documents and enforcing the security constituted by any of the Loan Documents on or at any time after the same shall have become enforceable; or (iv) the exercise of any power, authority or discretion vested in the Lender under any of the Loan Documents;

         (t) deliver to the Lender such financial or other information relating to it, any of the transactions contemplated by this Agreement or any of the Loan Documents, as may be requested by the Lender;

         (u) upon the request of the Lender, given the Lender or any representative of the Lender at any reasonable time, access to the Vessels and permit the Lender or such representative to inspect the Vessels and any part thereof, as the Lender or such representative may reasonably request, all at the sole cost and expense of the Borrower; and

         (v) obtain an agreement in form and substance reasonably satisfaction to the Lender from any person retained by or for the benefit of the Borrower relating to the management of the Vessels that any indebtedness incurred by such person for the benefit of the Vessels and any fees and expenses paid to such manager shall be subject and subordinate to the lien of the Mortgage.

         Section 3.03 Covenants of the Guarantor. After the date of execution of this Agreement and until payment in full of the Note and performance by the Borrower, its obligations under this Agreement and the Loan Documents, the Guarantor agrees that it will:

         (a) deliver, or shall cause to be delivered, to the Lender at least two copies and as many additional copies as the Lender may reasonably require from time to time of, (i) its audited annual consolidated and consolidating financial statements (including the balance sheet and income statement of the Borrower), in a form consistent with generally accepted United States accounting principles and practices consistently applied, as soon as is practicable after the same have been issued but in any case within ninety (90) days of the end of its fiscal year certified by KPMG Peat Marwick LLP or other auditors as may be acceptable to the Lender that the consolidated financial statements present fairly, in all material respects, the financial position of the Guarantor as of the date thereof, (ii) its quarterly consolidated and consolidating financial statements (including the balance sheet and income statement of the Borrower) in a form consistent with generally accepted United States accounting principles and practices consistently applied, as soon as is practicable after the end of each financial quarter but in any case within sixty (60) days of the end of its financial quarter certified by one of its Responsible Officers that the consolidated financial statements present fairly, in all material respects, the financial position of the Guarantor as of the date thereof, (iii) such financial or other information relating to it, any of the transactions contemplated by this Agreement or any of the other Loan Documents, as may reasonably be requested by the Lender or generally made available to its other creditors, its shareholders and to any governmental authorities;

         (b) not, on a consolidated basis, allow its ratio of Total Funded Senior Debt to Total Capital to exceed thirty percent (30%);

         (c) not, on a consolidated basis, allow its current assets less current liabilities calculated in accordance with generally accepted United States accounting principles consistently applied to be an amount less than one hundred twenty five percent (125%) of the sum of (x) the amount of its previous four (4) financial quarters' fixed expenses and (y) the amount of the projected debt service on borrowed money for the next four (4) financial quarters;

         (d) maintain and cause the Borrower to maintain all permits and certificates which are material and necessary under all applicable environmental, safety and public health laws and regulations applicable to itself or the Borrower and the Vessels, and all other laws and regulations affecting or relating to the Vessels;

         (e) deliver to the Lender, contemporaneously with the delivery to the Lender of the annual and quarterly financial statements specified in clause
(a) above, its certificate (in form and substance satisfactory to the Lender), signed by one of its Responsible Officers, (i) stating that such officer has reviewed the relevant terms of this Agreement, the other Loan Documents and all other agreements of the Borrower and the Guarantor which evidence indebtedness for borrowed money, lease or other financial obligations on the part of either entity in excess of USD 500,000 (the "Financial Obligation Agreements") and has made or caused to be made under his supervision, a review of the transactions and condition of the Borrower and the Guarantor during the relevant fiscal quarter or year, as the case may be, and that such review has not disclosed the existence during such period, nor does such Responsible Officer have knowledge of the existence as at the date of such certificate, of any condition or event which constitutes an event of default under any of the Loan Documents or Financial Obligation Agreements, or which, after notice or lapse of time or both would constitute an event of default under any of the Loan Documents or Financial Obligation Agreements, or if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Guarantor or the Borrower has taken or proposes to take with respect thereto, (ii) setting forth in form and detail satisfactory to the Lender the calculations respecting compliance with the financial covenants of this Agreement and (iii) for purposes of the annual certificate only, attaching and certifying as true and correct copies, the insurance certificates and brokers opinions required to be provided to the Lender pursuant to Section 1.18 and
Section 1.20 of the Mortgage;

         (f) deliver, or shall cause to be delivered, to the Lender at least two copies and as many additional copies as the Lender may reasonably require from time to time, within thirty (30) days of each quarterly financial statement referred to in Clause (a) above, a report (in form and substance reasonably satisfactory to the Lender) on each drilling rig directly or indirectly owned, controlled or managed by the Guarantor stating the then current employment; operator contracted with; the then current day rate; contract expiration date; average utilization during the past quarter and the average net day rate earned by such rig for the past quarter for the days it was under contract;

         (g) not, without the prior written consent of the Lender, (i) sell, transfer, lend, lease or otherwise dispose of the whole or, in the opinion of the Lender, any substantial part of its business, property or assets, whether by a single transaction or by a series of transactions, (related or not), or (ii) other than as contemplated by the transactions described in the Merger Filings, change the management of the Guarantor; and

         (h) not, without the prior written consent of the Lender: (i) conduct or manage any business or activity other than as presently conducted or managed or as is contemplated by this Agreement and the Loan Documents; or (ii) other than as contemplated by the transactions described in the Merger Filings, liquidate or dissolve or consolidate or amalgamate with, or merge into, any other entity.

                                   ARTICLE IV

                               Events of Default

         If any of the following events shall occur and be continuing, (each an "Event of Default"):

         A. the Borrower shall fail to pay any principal of or interest on the Note, which failure shall continue for five days after the date when due;

         B. any representation or warranty made by any of the Borrower or the Guarantor herein or made in any certificate or financial statement furnished to the Lender hereunder or under any of the Loan Documents shall prove to have been incorrect, or shall be breached, in any material respect;

         C. default in the performance of any agreement, covenant, term or condition contained herein or in any Loan Document to be performed by the Borrower or the Guarantor, as the case may be, (other than any covered in paragraph A of this Article IV and Sections 3.02 (l), 3.03 (b) and 3.03(c) hereunder) which shall continue for 30 days after the giving of notice thereof to the Borrower, or the Guarantor, as the case may be, by the Lender;

         D. default in the performance of the covenants contained in Sections 3.02(l), 3.03(b) and 3.03(c);

         E.  a Default under the Mortgage;

         F. an event of default under any loan agreement, credit agreement, security agreement, guaranty agreement, lease agreement or other agreement now existing or hereafter entered into by the Borrower or the Guarantor or any of its subsidiaries shall have occurred and shall not have been remedied during such time as USD 1,000,000 or more is outstanding under such agreement;

         G. any license, consent or approval of any governmental body or other regulatory authority required for the making and performance of this Agreement or any instrument contemplated hereby or thereby shall have been revoked, withdrawn, materially modified or withheld or shall otherwise fail to remain in full force and effect;

         H.  Any of the following events shall occur:

                 (i) Either the Borrower or the Guarantor commences a voluntary case under Title 11 of the United States Code as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or

                 (ii) an involuntary case is commenced against the Borrower or the Guarantor under the Bankruptcy Code and relief is ordered against the Borrower or the Guarantor or the petition is controverted but is not dismissed or stayed within ninety (90) days after the commencement of the case; or

                 (iii) a custodian (as defined in the Bankruptcy Code) or a similar official is appointed for, or takes charge of, all or substantially all of the property of the Borrower or the Guarantor and such appointment is not terminated within ninety (90) days; or

                 (iv) either the Borrower or the Guarantor commences any other proceeding under any reorganization, arrangement, readjustment of debt, relief of debtors, dissolution, insolvency, liquidation or similar law of any jurisdiction relating to the Borrower or the Guarantor (whether now or hereafter in effect), or there is commenced against the Borrower or the Guarantor any such proceeding which remains undismissed or unstayed for a period of ninety (90) days or the Borrower or the Guarantor is adjudicated insolvent or bankrupt; or the Borrower or the Guarantor fails to controvert in a timely manner any such case under the Bankruptcy Code or any such proceeding, or any order of relief or other order approving any such case or proceeding is entered; or

                 (v) either the Borrower or the Guarantor by any act or failure to act indicates its consent to, approval of or acquiescence in any such case or proceeding or in the appointment of any custodian of or for it or any substantial part of its property or suffers any such appointment to continue undischarged or unstayed for a period of ninety (90) days; or

                 (vi) either the Borrower or the Guarantor makes a general assignment for the benefit of creditors; or

                 (vii) any corporate action is taken by either the Borrower or the Guarantor for the purpose of effecting any of the foregoing.

         I. an order, judgment or decree shall be entered, without the application, approval or consent of the Borrower or the Guarantor by any court of competent jurisdiction, approving a petition seeking reorganization of the Borrower or the Guarantor seizure or attachment of all or a substantial part of the Borrower's or the Guarantor's or respective assets, and such order, judgment or decree shall continue unstayed and in effect for any period of ninety (90) consecutive days; or

         J. judgments or orders for the payment of monies in excess of USD 1,000,000 in aggregate shall be rendered against the Borrower, or in excess of USD 5,000,000 against the Guarantor and such judgments or orders shall continue unsatisfied, unstayed or unbonded for a period of 30 days;

then the Lender may by written notice to the Borrower (1) immediately terminate the commitment of the Lender hereunder or (2) declare the principal of, and interest accrued to the date of such declaration on, the Note together with all other amounts due hereunder or under any of the Loan Documents, to be forthwith due and payable, whereupon the same shall become forthwith due and payable (provided, however, no notice or declaration shall be required and such amounts shall be immediately due and payable upon the occurrence of an event described in Article IV(H) or (I) hereof) and (3) exercise any remedies to which it may be entitled by any Loan Document or by applicable law.

                                   ARTICLE V

                                 Miscellaneous

         Section 5.01 Notices. All notices, requests and demands shall be in writing (including telecopier transmission) given to or made upon the respective parties hereto as follows:

         In the case of the Borrower or the Guarantor, at

                 14141 Southwest Freeway, Suite 2500
                 Sugar Land, Texas  77478

                 Attention:  Chief Financial Officer
                 Telecopier:  (713) 565-2002

         In the case of Lender, at

                 The CIT Group/Equipment Financing, Inc.
                 1211 Avenue of the Americas
                 New York, New York  10036

                 Attention:  (a)  Senior Vice President - Credit
                                  Telecopier: (212) 536-1385

                             (b)  Legal Department
                                  Telecopier: (212) 536-1388

or in such other manner as any party hereto shall designate by written notice to the other parties hereto. All such notices shall be effective upon delivery or 3 days after being deposited in the United States mail with postage prepaid certified, return receipt requested in a correctly addressed wrapper, or upon receipt if delivered to Federal Express or similar courier company or transmitted by telefax during normal business hours, except that all notices, requests and demands to the Lender shall not be effective until received by the Lender. All notices, demands, requests, communications and other documents delivered hereunder or under the Loan Documents, unless submitted in the English language, shall be accompanied by certified English translation thereof.

         Section 5.02 No Waiver. No failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Lender of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

         Section 5.03 Applicable Law and Jurisdiction. (a) This Agreement and the Loan Documents provided for herein (including, but not limited to, the validity and enforceability hereof and thereof) shall be governed by, and construed in accordance with, the laws of the State of New York, other than conflict of laws rules thereof. Any legal action or proceeding against the Borrower or the Guarantor with respect to this Agreement or any Loan Document may be brought in the courts of the State of New York, the U.S. Federal Courts in such state, sitting in the County of New York, or in the courts of any other jurisdiction where such action or proceeding may be properly brought, and each of the Borrower or the Guarantor hereby irrevocably accepts the jurisdiction of such courts for the purpose of any action or proceeding. Each of the Borrower and the Guarantor hereby designates and irrevocably appoints and empowers C T Corporation System (the "Process Agent"), currently located at 1633 Broadway, New York, New York 10019 in each case as its authorized agent to accept, receive and acknowledge for and on behalf of each and its property service of any and all process which may be served but only in any action, suit or proceeding of the nature referred to above in the State of New York and further agrees that failure of such firm to give the Borrower and the Guarantor, as the case may be, any notice of any such service shall not impair or affect the validity of such service or of any judgment rendered in any action or proceeding based thereon. Each of the Borrower and the Guarantor hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. Each of the Borrower and the Guarantor further irrevocably consents to the service of process out of said courts by the mailing thereof by the Lender by U.S. registered or certified mail postage prepaid to the party to be served at its address designated in Section 5.01. Each of the Borrower and the Guarantor agree that a final judgment in any action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law. Nothing in this Section 5.03 shall affect the right of the Lender to serve legal process in any other manner permitted by law or affect the right of the Lender to bring any action or proceeding against the Borrower or the Guarantor or their respective properties in the courts of any other jurisdiction. To the extent that the Borrower or the Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to either itself or its respective property, each of the Borrower and the Guarantor hereby irrevocably waive such immunity in respect of its obligations under this Agreement and the other Loan Documents. Each of the Borrower and the Guarantor hereby irrevocably waive any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any Loan Document brought in the Supreme Court of the State of New York, County of New York or the U.S. District Court for the Southern District of New York, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

         (b) THE LENDER AND THE BORROWER AND THE GUARANTOR IRREVOCABLY WAIVE ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTE OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

         (c) If for the purposes of obtaining a judgment in any court it becomes necessary to convert the sum due hereunder or under any of the other Loan Documents or under any instrument delivered hereunder or thereunder in United States Dollars into another currency, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Lender would purchase United States Dollars with such other currency on the Business Day preceding that on which the final judgment is given. The obligation of the Borrower or the Guarantor in respect of any sum due to the Lender hereunder or under any of the Loan Documents or under any instrument delivered hereunder or thereunder shall, notwithstanding any judgment in currency other than United States Dollars, be discharged only to the extent that on the Business Day following receipt by the Lender of any sum adjudged to be so due in such other currency, the Lender may in accordance with normal banking procedures purchase United States Dollars with such other currency; if the United States Dollars so purchased are less than the sum originally due to the Lender in United States Dollars, the Borrower and the Guarantor agree, as a separate obligation and notwithstanding any such judgment, to indemnify the Lender against such loss and if the United States Dollars so purchased exceed the sum originally due to the Lender, in United States Dollars, the Lender agrees to remit to the Borrower or the Guarantor, as the case may be, such excess.

         Section 5.04 Severability. In the event that any provision of this Agreement is held to be void or unenforceable in any jurisdiction, all other provisions shall remain unaffected and be enforceable in accordance with their terms in such jurisdiction, and all provisions of this Agreement shall remain unaffected and shall be enforceable in accordance with their terms in all other jurisdictions.

         Section 5.05 Amendment. Neither this Agreement nor any provision hereof, including without limitation this Section 5.05, may be amended, modified, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the amendment, modification, waiver, discharge or termination is sought. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Guarantor and the Lender and their respective successors and assigns, except that neither the Borrower or the Guarantor shall have the right to assign their respective rights hereunder or any interest herein without the prior written consent of the Lender.

         Section 5.06 Assignment and Participation. The Lender shall have the right to assign or grant participations in all or any portion of the Loan outstanding under this Agreement or the Note to any affiliate of the Lender or to any foreign, federal or state banking institution, savings and loan institution or finance company upon thirty (30) days written notice to the Borrower of such assignment or participation.

         Section 5.07 Costs, Expenses and Taxes. The Borrower agrees to pay on demand all reasonable fees, costs and expenses in connection (i) with the preparation, execution, delivery, administration, amendment and enforcement of this Agreement, the Note, any other Loan Document and any other documents to be delivered hereunder and thereunder (including, without limitation, the appraisal and inspection and survey reports required hereunder) and any amendment, modification or supplement hereto or thereto, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Lender, and any special counsel associated with them, and with respect thereto and the filing of any document or instrument in connection with any of the foregoing, (ii) with respect to fees and expenses of counsel for advising the Lender as to its rights and responsibilities under this Agreement and the transactions contemplated thereby after an Event of Default or an event which, with the giving of notice or lapse of time, or both, shall have occurred, and
(iii) with any filing or recording of any document or instrument. In addition, the Borrower shall pay any and all stamp and other taxes (including, without limitation penalties and interest assessed thereon) other than Excluded Taxes payable or determined to be payable in connection with the execution, delivery or performance of this Agreement and the Loan Documents and any other documents to be delivered hereunder and thereunder and agrees to save the Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

         Section 5.08 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument.

         Section 5.09 Section Heading. The heading of the various Sections and subsections of this Agreement are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

         Section 5.10 Merger. THIS AGREEMENT AND THE LOAN DOCUMENTS EMBODY THE ENTIRE AGREEMENT BETWEEN THE BORROWER AND THE GUARANTOR ON THE ONE HAND AND THE LENDER ON THE OTHER HAND AND SUPERSEDE ALL PRIOR AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, IF ANY, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


THE CIT GROUP/EQUIPMENT           KEYES HOLDING CORPORATION
    FINANCING, INC.

        /s/ JOSEPH M. PITCH               /s/ WILLIAM H. FLORES
By:  _______________________      By:  _________________________
     Name:  Joseph M. Pitch            Name:  William H. Flores
     Title: Vice President             Title: Vice President



                                  MARINE DRILLING COMPANIES, INC.

                                         /s/ WILLIAM H. FLORES
                                  By:  _____________________________
                                       Name: William H. Flores
                                       Title: Senior Vice President

                                                                EXHIBIT A




                            SECURED PROMISSORY NOTE

USD 35,000,000

         The undersigned (the "Borrower") for value received, hereby promises to pay to the order of THE CIT GROUP/EQUIPMENT FINANCING, INC. (the "Lender") or any subsequent holder hereof the principal sum of Thirty Five Million United States Dollars (USD 35,000,000) or such lesser amount as may be loaned to the Borrower pursuant to a Loan Agreement dated as of December 1, 1994 among the Borrower, Marine Drilling Companies, Inc., as Guarantor and the Lender (the "Loan Agreement").

                             PRINCIPAL AND INTEREST

         1.1     (a)      Interest on this Note shall be payable at the times
and the rates as provided in Section 1.04 of the Loan Agreement.

         (b) Subject to the terms of Section 1.5 hereof, in case any payment of principal or interest is not paid when due, additional interest at the rate determined as provided in Section 1.04(c) of the Loan Agreement shall be payable on all overdue principal and, to the extent that the same may be lawful, on all overdue interest.

         1.2 Interest shall be calculated as provided in Section 1.04(b) of the Loan Agreement.

         1.3 The principal of this Note shall be payable in installments as provided in Section 1.03(c) of the Loan Agreement and in such amounts as are set forth in Schedule 1 hereto.

         1.4 All principal, interest, premium, if any, and other amounts due hereunder shall be payable in lawful money of the United States of America in immediately available funds to the Lender at Chemical Bank, 640 Madison Avenue, New York, New York 10021, ABA No. 021-000-128, for credit to The CIT Group/Equipment Financing, Inc., Account No. 134-086460 (ref. Keyes Holding, Contract No. 8122) as provided in Section 1.05 of the Loan Agreement.

         1.5 In no event shall any interest rate provided for in this Note exceed the maximum rate permitted by the then applicable law. It is the intention of the Lender and the Borrower to strictly comply with applicable usury laws; accordingly, it is agreed that, notwithstanding any provision to the contrary in this Note, the Loan Agreement or in the other Loan Documents, in no event shall this Note require the payment or permit the collection of interest in excess of the maximum amount permitted by applicable law. If any such excess interest is contracted for, charged or received under this Note, or in the event that all of the principal balance shall be prepaid, so that under any of such circumstances the amount of interest contracted for, charged or received on the principal balance shall exceed the maximum amount of interest permitted by applicable law, then in such event (i) the provisions of Section 1.04(d) of the Loan Agreement shall govern and control, (ii) neither the Borrower nor any other person or entity now or hereafter liable for the payment thereof shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount of interest permitted by applicable law, (iii) any such excess which may have been collected shall be either applied as a credit against the then unpaid principal balance or refunded to the Borrower, at the option of the Lender, and
(iv) the effective rate of interest shall be automatically reduced to the maximum lawful contract rate allowed under applicable law as now or hereafter construed by the courts having jurisdiction thereof. Without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received under this Note which are made for the purpose of determining whether such rate exceeds the maximum lawful contract rate, shall be made, to the extent permitted by applicable law, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the indebtedness evidenced hereby, all interest at any time contracted for, charged or received from the Borrower or otherwise by the Lender in connection with such indebtedness; provided, however, that if any applicable state law is amended or the law of the United States of America preempts any applicable state law, so that it becomes lawful for the Lender to receive a greater simple interest per annum rate than is presently allowed, on the effective date of such amendment or preemption as the case may be, the lawful maximum hereunder shall be increased to the maximum simple interest per annum rate allowed by the higher of the amended state law or the law of the United States of America.

                                    SECURITY

         2.1 This Note is the secured promissory note issued under and pursuant to the Loan Agreement and is secured by, among other things, a U.S. First Preferred Fleet Mortgage on three U.S. flag drilling rigs dated December 1, 1994 in favor of the Lender (the "Mortgage"). Reference is hereby made to the Mortgage for a description of the property thereby mortgaged, the nature and extent of the security afforded thereby and the rights of the Borrower and the Lender with respect to such security as provided in the Mortgage. Payment of this Note may be demanded prior to the maturity of this Note under certain circumstances and conditions, in the manner, and with the effect, provided in the Mortgage or the Loan Agreement. A true and complete copy of the form of the Loan Agreement is attached to the Mortgage and made a part thereof.

         2.2     This Note evidences Advances made by the Lender under
Section 1.02 of the Loan Agreement.

                                 MISCELLANEOUS

         3.1 All parties hereto, including endorsers hereof, hereby waive presentment for payment, demand, protest and notice of protest and non-payment hereof and hereby consent that any and all securities or other property, if any, held by or for the holders hereof at any time as security for this Note may be exchanged, released or surrendered and that the time of payment of this Note may be extended, all in the sole discretion of the holders hereof and without notice and without affecting in any manner the liability of the parties hereto.

         3.2 No course of dealing between the Borrower and the Lender in exercising any rights hereunder shall operate as a waiver of any right of any holders except to the extent expressly waived in writing by such holder.

         3.3 Whenever any payment to be made hereunder shall be due on a day which is not a Business Day, such payments shall be made on the next succeeding Business Day.

         3.4 Any notice to be given pursuant to this Note shall be given in accordance with Section 5.01 of the Loan Agreement.

         3.5 THIS NOTE (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, OTHER THAN THE CONFLICT OF LAWS RULES THEREOF.

         3.6 THE BORROWER HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING TO WHICH THEY ARE A PARTY INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS NOTE OR ANY OF THE LOAN DOCUMENTS.

         3.7 Capitalized terms used in this Note but not defined herein shall have the meanings given to them in the Loan Agreement.

         IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed the day and year first above written.

                                               KEYES HOLDING CORPORATION


                                               By:_________________________
                                               Name:  William H. Flores
                                               Title: Vice President

                                                                       EXHIBIT B



                                    GUARANTY


         GUARANTY, dated as of December 1, 1994, made by MARINE DRILLING COMPANIES, INC., a corporation organized and existing under the laws of the State of Texas (the "Guarantor") in favor of THE CIT GROUP/EQUIPMENT FINANCING, INC., a corporation organized and existing under the laws of the State of New York (the "Lender").

         WHEREAS, KEYES HOLDING CORPORATION, a Delaware corporation (the "Borrower"), wishes to borrow funds in an aggregate amount up to USD 35,000,000 (the "Loan") from the Lender pursuant to the terms of the Loan Agreement dated as of December 1, 1994 (as the same may be amended, supplemented or otherwise modified from time to time, the "Loan Agreement") by and among the Borrower, the Guarantor and the Lender; and

         WHEREAS, the Borrower is a wholly owned subsidiary of the Guarantor and it is to the corporate benefit of the Guarantor that the Borrower obtain the Loan; and

         WHEREAS, the Loan will be evidenced by the promissory note of the Borrower in favor of the Lender (as the same may be amended, supplemented as otherwise modified from time to time, the "Note"); and

         WHEREAS, in order to induce the Lender to make the Loan, the Guarantor is prepared to guarantee the performance by the Borrower of certain of its obligations under the Loan Agreement and the Note; and

         WHEREAS, the Lender is prepared to make the Loan in consideration, among other things, of the said guaranty by the Guarantor;

         NOW, THEREFORE, in consideration of the premises, the Guarantor hereby agrees as follows:

         SECTION 1. Guaranty. As independent and additional security for the Loan, the Guarantor hereby unconditionally and irrevocably guarantees the payment by the Borrower of all amounts due and to become due from the Borrower under the Loan Agreement and the Note up to an aggregate amount of Eight Million Seven Hundred Fifty Thousand United States Dollars (USD 8,750,000) (the "Obligations") and agrees to pay any and all expenses incurred by the Lender in enforcing any of its respective rights under this Guaranty.

         SECTION 2. Guaranty Absolute. (a) The Guarantor hereby guarantees that the Obligations will be paid strictly in accordance with the terms of the Loan Agreement and the Note, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Lender with respect thereto. The liability of the Guarantor under this Guaranty shall be absolute and unconditional irrespective of:

                 (i) any lack of validity or enforceability of the Loan Agreement, the Note or any other agreement or instrument entered into between the Borrower, the Lender or the Guarantor;

                 (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to departure from the Loan Agreement or the Note;

                 (iii) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Borrower in respect of the Obligations or the Guarantor in respect of this Guaranty.

         (b) This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by the Lender upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, all as though such payment had not been made.

         SECTION 3. Waiver. The Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations and this Guaranty and any requirement that the Lender or any other person exhaust any right or take any action against the Borrower or any other person or entity or any collateral. This is a guaranty of payment and not of collection only.

         SECTION 4. Subrogation. The Guarantor will not exercise any rights which it may acquire by way of subrogation under this Guaranty, by any payment made hereunder or otherwise, until all the Obligations shall have been paid in full. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all the Obligations shall not have been paid in full, such amount shall be forthwith paid to the Lender to be credited and applied against the Obligations. If (i) the Guarantor shall make payment to the Lender, of all or any part of the Obligations and (ii) all the Obligations shall be paid in full, the Lender will, at the Guarantor's request, execute and deliver to the Guarantor appropriate documents, without recourse and without representation or warranty, transferring to the Guarantor any and all rights the Lender, may have against the Borrower or necessary to evidence the transfer by subrogation to the Guarantor of any interest in the Obligations resulting from such payment by the Guarantor.

         SECTION 5. Payments Free and Clear of Taxes, Etc. (a) All sums payable by the Guarantor under this Guaranty, whether of principal, interest, fees or otherwise, shall be paid in full without set-off or counterclaim and in such amounts as may be necessary in order that all such payments (after deduction or withholding for or on account of any present or future taxes, levies, imposts, duties or other charges of whatsoever nature imposed by any Governmental Agency or taxing authority thereof, other than any tax or fee on or measured by the net income of the Lender; collectively the "Taxes") shall not be less than the amounts otherwise specified to be paid under this Guaranty.

         (b) A certificate as to any additional amounts payable to the Lender under this Section 5 submitted to the Guarantor by the Lender shall show in reasonable detail the amount payable and the calculations used to determine in good faith such amount and shall be deemed prima facie correct.

         (c) With respect to each deduction or withholding for or on account of any Taxes, the Guarantor shall promptly furnish to the Lender such certificates, receipts and other documents as may be required (in the reasonable judgment of the Lender) to establish any income tax credit to which any of the Lender may be entitled.

         SECTION 6. APPLICABLE LAW AND JURISDICTION. (a) THIS GUARANTY (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, OTHER THAN CONFLICT OF LAWS RULES THEREOF. ANY LEGAL ACTION OR PROCEEDING AGAINST THE GUARANTOR WITH RESPECT TO THIS GUARANTY MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK, THE U.S. FEDERAL COURTS IN SUCH STATE, SITTING IN THE COUNTY OF NEW YORK, OR IN THE COURTS OF ANY OTHER JURISDICTION WHERE SUCH ACTION OR PROCEEDING MAY BE PROPERLY BROUGHT, AND THE GUARANTOR HEREBY IRREVOCABLY ACCEPTS THE JURISDICTION OF SUCH COURTS FOR THE PURPOSE OF ANY ACTION OR PROCEEDING. THE GUARANTOR HEREBY DESIGNATES AND IRREVOCABLY APPOINTS AND EMPOWERS C T CORPORATION SYSTEM (THE "PROCESS AGENT"), CURRENTLY LOCATED AT 1633 BROADWAY, NEW YORK, NEW YORK 10019 AS ITS AUTHORIZED AGENT TO ACCEPT, RECEIVE AND ACKNOWLEDGE FOR AND ON BEHALF OF ITS PROPERTY, SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED BUT ONLY IN ANY ACTION, SUIT OR PROCEEDING OF THE NATURE REFERRED TO ABOVE IN THE STATE OF NEW YORK AND FURTHER AGREES THAT FAILURE OF SUCH FIRM TO GIVE THE GUARANTOR ANY NOTICE OF ANY SUCH SERVICE SHALL NOT IMPAIR OR AFFECT THE VALIDITY OF SUCH SERVICE OR OF ANY JUDGMENT RENDERED IN ANY ACTION OR PROCEEDING BASED THEREON. THE GUARANTOR HEREBY IRREVOCABLY AUTHORIZES AND DIRECTS THE PROCESS AGENT TO ACCEPT SUCH SERVICE ON ITS BEHALF. THE GUARANTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF SAID COURTS

BY THE MAILING THEREOF BY THE LENDER BY U.S. REGISTERED OR CERTIFIED MAIL POSTAGE PREPAID TO THE GUARANTOR AT ITS ADDRESS DESIGNATED IN SECTION 11 HEREOF. THE GUARANTOR AGREES THAT A FINAL JUDGMENT IN ANY ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS SECTION 6 SHALL AFFECT THE RIGHT OF THE LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF THE LENDER TO BRING ANY ACTION OR PROCEEDING AGAINST THE GUARANTOR OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION. TO THE EXTENT THAT THE GUARANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OF NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION, EXECUTION OR OTHERWISE) WITH RESPECT TO EITHER ITSELF OR ITS PROPERTY, THE GUARANTOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS GUARANTY. THE GUARANTOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY BROUGHT IN THE COURTS OF THE STATE OF NEW YORK, OR THE U.S. FEDERAL COURTS IN SUCH STATE, SITTING IN THE COUNTY OF NEW YORK, AND HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         (b) THE LENDER AND THE GUARANTOR IRREVOCABLY WAIVE ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         SECTION 7. Representations and Warranties. The Guarantor hereby represents and warrants as follows:

         (a) It is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Texas, duly qualified to do business wherever its business or ownership of property requires it to be so qualified.

         (b) The execution, delivery and performance by the Guarantor of this Guaranty and any other documents contemplated herein and the completion of all other transactions herein contemplated are within the Guarantor's corporate authority, are in furtherance of its corporate purposes, have been duly authorized by all necessary corporate action and will not contravene any applicable law or regulation nor violate the Guarantor's Articles of Incorporation or By-Laws nor any agreement binding on the Guarantor nor any applicable law or regulation or order or decree of any governmental authority or agency of the State of Texas, the United States of America or the State of New York.

         (c) This Guaranty is supported by adequate and sufficient consideration, has been validly signed on behalf of the Guarantor and represents the valid and binding obligation of the Guarantor, enforceable in accordance with its terms and will not result in the Guarantor's liabilities (including the maximum amount of liabilities that may be reasonably expected to result from all contingent liabilities and giving effect to rights of contribution and subrogation) exceeding the fair market value of its assets. The enforceability of this Guaranty, however, is subject to all applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the rights of creditors generally and to general equity principles.

        (d) The legality, validity, enforceability or admissibility of this Guaranty are not subject to or conditional upon this Guaranty being filed, recorded or enrolled with any governmental authority or agency or stamped with any stamp, duty or similar transaction tax of the State of Texas, the United States of America or the State of New York.

        (e) There are no pending, or to the best of the Guarantor's knowledge, any threatened actions or proceedings affecting the Guarantor or any of the Guarantor's subsidiaries before any court, governmental agency or arbitrator in any country, which may materially adversely affect the financial condition or operations of the Guarantor.

        (f) The covenants, recitals, representations and warranties of the Guarantor set forth in Section 3.03 of the Loan Agreement are true and correct on the date hereof if made on the date hereof.

        SECTION 8. Subordination of Borrower's Note. The Borrower is indebted to the Guarantor for borrowed money as evidenced by that certain promissory note dated September 30, 1993 made by the Borrower in favor of the Guarantor in the original principal amount of USD 15,000,000 (the "Borrower's Note"). As of November 30, 1994, the sum of USD 4,068,915.12 remains outstanding under the Borrower's Note. The repayment of all principal and interest under the Borrower's Note is hereby fully and completely subordinated by the Guarantor to the repayment by the Borrower of all amounts due to the Lender under the Loan Agreement.

        SECTION 9. The Loan Agreement and the Note. The Guarantor hereby acknowledges receipt of the Loan Agreement and the Note in execution form and hereby consents and agrees to the Loan Agreement and the Note and to all the terms and provisions thereof.

        SECTION 10. Amendments, Etc. No amendment or waiver of any provision of this Guaranty nor consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         SECTION 11. Notices. (a) All notices, requests, consents, demands and other communications provided for or permitted hereunder shall be made as required in Section 5.01 of the Loan Agreement, except that notices to the Lender shall not be effective until received.

         (b) Any of the parties hereto may change its respective address by notice in writing given to the other parties to this Agreement.

         SECTION 12. No Waiver; Remedies. No failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         SECTION 13. Continuing Guaranty. This Guaranty is a continuing guaranty and shall (i) remain in full force and effect until payment in full of the Obligations and payment in full of all other amounts due under this Guaranty, (ii) be binding upon the Guarantor, its successors or assigns, as the case may be, and (iii) inure to the benefit of and be enforceable by the Lender and its respective successors, transferees and assigns, provided, however, that the Guarantor may not transfer the Guaranty or any part thereof without the prior written consent of the Lender.

         SECTION 14. Capitalized Terms. All capitalized terms used in this Guaranty which are not defined herein shall have the meanings given to them in the Loan Agreement.

         IN WITNESS WHEREOF, the Guarantor has duly executed and delivered this Guaranty, as of the date first above written.


                                        MARINE DRILLING COMPANIES, INC.

                                        By:     _______________________________
                                        Name:   William H. Flores
                                        Title:  Senior Vice President



ACCEPTED:

THE CIT GROUP/EQUIPMENT FINANCING, INC.

By:     ________________________________
Name:   Joseph M. Pitch
Title:  Vice President

                                                                       EXHIBIT C


                               NOTICE OF DRAWING




                              _____________, 199__


BY FACSIMILE
(213) 628-7083

The CIT Group/Equipment Financing, Inc.
300 South Grand Ave., 3rd Fl.
Los Angeles, CA  90071
Attention:  Dorothy T. Dougherty, Vice President
            or Timothy J. White, Vice President

Ladies and Gentlemen:

         The undersigned, Keyes Holding Corporation, refers to the Loan Agreement, dated as of December 1, 1994 (the "Loan Agreement"), the term defined therein being used herein as therein defined), among the undersigned as Borrower, Marine Drilling Companies, Inc. as Guarantor and the Lender party thereto, and hereby gives you notice, irrevocably, pursuant to Section 1.02(b) of the Loan Agreement that the undersigned hereby requests an Advance under the Loan Agreement, and in that connection sets forth below the information relating to such Advance (the "Proposed Advance"):

         (i)     The Drawdown Date of the Proposed Advance is _______ __, 199__.

         (ii)    The amount of the Proposed Advance is USD ___________.

         (iii) The bank account to which the Proposed Advance is to be remitted is as follows:

         (iv) The proceeds of the Proposed Advance will be used by the undersigned for the following purpose(s):

         The undersigned hereby certifies that the following are true on the date hereof, and will be true on the date of the Proposed Advance:

         (A) the representations and warranties contained in Section 3.01 of the Loan Agreement will be correct, before and after giving effect to the Proposed Advance and to the application of the proceeds therefrom, as though made on and as of such date;

         (B) no Default or Event of Default will have occurred and be continuing, or will result from such Proposed Advance or from the application of the proceeds therefrom;

         (C) no material adverse change has occurred since [date of most recent quarterly statement], in the business, operations, properties, prospects or condition (financial or otherwise) of the Borrower or the Guarantor; and

         If the Proposed Advance fails to take place or is delayed for any reason, the undersigned hereby agrees to indemnify the Lender against any loss incurred as a result of the giving of this Notice of Drawing.


                                     Very truly yours,

                                     KEYES HOLDING CORPORATION



                                     By: ____________________________________
                                     Name:  _________________________________
                                     Title: _________________________________

         THIS FIRST PREFERRED FLEET MORTGAGE, dated the 1st day of December, 1994, is made and given by KEYES HOLDING CORPORATION, a Delaware corporation with its principal place of business at 14141 SW Freeway, Suite 2500, Sugar Land, Texas 77478 (the "Mortgagor"), to THE CIT GROUP/EQUIPMENT FINANCING, INC., a New York corporation with an office at 1211 Avenue of the Americas, New York, NY 10036 (the "Mortgagee").

                              W I T N E S S E T H:

         WHEREAS, the Mortgagor is the sole owner of the whole of the following vessels:

                   Name                          Official No.
                   ----                          ------------
                 MARINE 300                        636379
                 MARINE 301                        640126
                 MARINE 303                        651994

which vessels have been duly documented in the name of the Mortgagor under the laws of the United States and each having its home port and port of documentation at Houston, Texas (each hereinafter a "Vessel", collectively called the "Vessels");

         WHEREAS, the Mortgagor, as borrower and the Mortgagee are parties to a Loan Agreement dated as of December 1, 1994, a copy of which is annexed hereto as Annex I and made a part hereof (said Loan Agreement, as the same may be amended, supplemented or otherwise modified from time to time, being herein called "Loan Agreement"), pursuant to which the Mortgagee has agreed to make a loan to the Mortgagor with respect to the Vessels in an aggregate amount not to exceed Thirty Five Million United States Dollars (USD 35,000,000) (the "Loan");

         WHEREAS, the Loan will each be evidenced by a separate secured promissory note made by the Mortgagor in favor of the Mortgagee (the "Note") in the aggregate principal amount not to exceed Thirty Five Million United States Dollars (USD 35,000,000), dated the date of the Loan and in the form annexed hereto as Exhibit A to the Loan Agreement, payable in accordance with the provisions of Article 1.3 of the Loan Agreement including provisions therein set forth for payment of interest at rates set forth in the Loan Agreement;

         WHEREAS, the Mortgagor has agreed to execute and deliver to the Mortgagee this Mortgage (herein, as the same may from time to time be amended, supplemented or otherwise modified, called the "Mortgage"), in order to secure the payment in full of its obligations as contained in the Loan Agreement;

         NOW, THEREFORE, in consideration of the foregoing premises and of other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and in order to secure the payment and performance of (i) all obligations, undertakings and liabilities of Mortgagor, now existing or hereafter incurred, under, arising out of, or in connection with the Loan Agreement and the Note; (ii) the unpaid principal amount of, and accrued interest on, the Note; (iii) all obligations, undertakings and liabilities of Mortgagor now existing or hereafter incurred, under, arising out of or in connection with this Mortgage; and (iv) any and all other present and future indebtedness, obligations, undertakings and liabilities of any kind whatsoever of Mortgagor to Mortgagee, whether direct or indirect, joint or several, absolute or contingent, liquidated or unliquidated, secured or unsecured, matured or unmatured and whether originally contracted with Mortgagee or otherwise acquired by Mortgagee or from time to time reduced and thereafter increased, the Mortgagor has granted, conveyed, mortgaged, pledged, assigned, transferred, set over and confirmed and by these presents does grant, convey, mortgage, pledge, assign, transfer, set over and confirm unto the Mortgagee, its successors and assigns, the whole of each Vessel, together with all of the boilers, engines, generators, air compressors, cranes, machinery, masts, spars, rigging, boats, anchors, cables, chains, tackle, tools, pumps and pumping equipment, apparel, furniture, fittings and equipment, spare parts, and all other appurtenances thereunto appertaining or belonging, whether now owned or hereafter acquired, whether on board or not, and all additions, improvements, renewals and replacements hereafter made in or to each Vessel, or any part thereof, or in or to said appurtenances, all of which property shall be deemed to be included in the term "Vessel" as used in this Mortgage.

         TO HAVE AND TO HOLD all and singular the above mortgaged and described property unto the Mortgagee, its successors and assigns forever upon the terms herein set forth;

         PROVIDED, HOWEVER, and these presents are on the conditions that, if the Mortgagor, its successor or assigns shall pay and perform each and every one of the obligations, in accordance with the terms of the Loan Agreement, the Note, this Mortgage and any other instrument evidencing any obligation of the Mortgagor to the Mortgagee then these presents and the estate and rights hereunder shall cease, terminate and be void, otherwise to be and remain in full force and effect.

         The Mortgagor hereby agrees with the Mortgagee that each and every Vessel now or at any time subject to the lien of this Mortgage is to be held by the Mortgagee subject to the further agreements and conditions hereinafter set forth.

         Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

                     ARTICLE 1. REPRESENTATIONS, WARRANTIES
                         AND COVENANTS OF THE MORTGAGOR

         In order to induce the Mortgagee to make the Loan provided for in the Loan Agreement and for Mortgagee to accept this Mortgage as collateral security for the payment of its obligations contained in the Loan Agreement, the Mortgagor represents and warrants to the Mortgagee and covenants with the Mortgagee that:

         Section 1.1 Payment and Performance of Obligations. The Mortgagor will pay, observe, perform and comply with each and every one of the covenants, terms and conditions herein expressed or implied, on its part to be observed, performed, or complied with.

         Section 1.2 Citizenship. The Mortgagor is a citizen of the United States as defined in Section 2 of the Shipping Act, 1916, as amended, duly qualified to engage in the coastwise trade and in foreign commerce of the United States, and shall remain such a citizen during the life of this Mortgage.

         Section 1.3 Ownership of Vessel Warranty and Defense of Title. The Mortgagor lawfully owns and is lawfully possessed of the whole of each of the Vessels free from any mortgage, security interest, lien, charge or encumbrance whatsoever other than the lien of this Mortgage and liens permitted, and to the extent permitted, by the provisions of Section 1.7 hereof and the Mortgagor will warrant and defend the title to, and possession of each of the Vessels and every part thereof for the benefit of the Mortgagee against the claims and demands of all persons whomsoever.

         Section 1.4  Compliance with Laws.

         (a) Documentation. The Mortgagor will comply with and satisfy all provisions of the laws and regulations of the United States now or hereafter from time to time in effect in order that the Vessels shall continue to be documented vessels pursuant to the laws of the United States as a vessel of the United States under the United States flag with such endorsements as shall qualify each of the Vessels for participation in the trades and services to which it may be dedicated from time to time.

         (b) U.S. Code. Tit. 46. Ch. 313. The Mortgagor will, at its expense and at no cost to the Mortgagee, cause this Mortgage to be duly recorded at the U.S. Coast Guard Vessel Documentation Office at the Port of Houston, Texas in accordance with the provisions of 46 U.S.C. Section 31321, on the date hereof, and will otherwise comply with and satisfy all the applicable provisions of the U.S. Code, Tit. 46, Ch. 301 and Ch. 313, as amended, in order to establish, record and maintain this Mortgage as a First Preferred Mortgage thereunder upon the Vessels, and will do all such other acts and execute all such instruments, deeds, conveyances, mortgages and assurances as the Mortgagee shall reasonably require in order to subject the Vessels to the lien of this Mortgage as aforesaid.

         (c) Laws Treaties and Conventions. The Vessels shall, and the Mortgagor covenants that it will, at all times comply with all applicable laws, treaties and conventions and rules and regulations issued thereunder, and shall have on board as and when required thereby valid certificates showing compliance therewith.

         Section 1.5 Operation of the Vessels. The Mortgagor will not cause or permit the Vessels to be operated in any manner contrary to applicable law or regulation, or in any manner not permitted by the Loan Agreement or by any insurances required thereby and hereby, will not engage in any unlawful trade, violate any applicable law or carry any cargo that will expose the Vessels to penalty, forfeiture or capture and will not do, or suffer or permit to be done, anything which can or may injuriously affect the documentation of the Vessels under the laws and regulations of the United States of America. Mortgagor shall keep the operation of the Vessels within the permitted navigational limits set forth in the trading warranties of the policies of insurance covering each of the Vessels and in any case will not operate the Vessels, or permit the Vessels to be operated, in any area where such insurance would not be fully applicable and enforceable with respect to each of the Vessels and its operation.

         Section 1.6 Claims Taxes Fees Etc. The Mortgagor will pay and discharge or cause to be paid and discharged all claims against, and fees, taxes, assessments, governmental charges, fines and penalties imposed on each Vessel, its cargoes or any income therefrom when due and payable, except those claims, fees, taxes, assessments, governmental charges and penalties being contested in good faith by appropriate proceedings for which adequate reserves are being maintained.

         Section 1.7 Liens. Neither the Mortgagor, any charterer, the master of any Vessel nor any other person has or shall have any right, power or authority to create, incur or permit to be placed or imposed or continued upon any Vessel, its freights, profits or hires, any lien, security interest, encumbrance or charge whatsoever other than the lien of this Mortgage and liens for wages of the crew, including the master of such Vessel, for wages of stevedores when employed directly by a person listed in Section 31341 of Title 46 of the United States Code, or for general average or salvage (such lien called a "Permitted Lien"). Mortgagor agrees to hold a certified copy of this Mortgage in safekeeping with each Vessel's papers at the principal office of Mortgagor and on demand to exhibit the same to any person having business with such Vessel, or to any representative of Mortgagee. Mortgagor shall also place and cause to be displayed in a prominent place and in a durable manner a notice printed in plain type of such size that the paragraph of reading matter shall cover a space not less than six inches wide by nine inches high, reading as follows:

            "NOTICE OF FIRST PREFERRED FLEET MORTGAGE AND OWNERSHIP"

         "This Vessel is owned by KEYES HOLDING CORPORATION, and is covered by a First Preferred Fleet Mortgage in favor of THE CIT GROUP/EQUIPMENT FINANCING, INC., as Mortgagee, under Chapter 313 of Title 46 of the United States Code. Under the terms of said First Preferred Fleet Mortgage neither Owner, any charterer nor any subcharterer nor the master of this Vessel nor any other person has the right, power or authority to create, incur or permit to be placed or imposed upon this Vessel, or upon title thereto or any interest therein any lien whatsoever other than liens for wages of the crew, for wages of stevedores when employed directly by a person listed in Section 31341 of Title 46 of the United States Code, or for general average or salvage."

         Such notice shall be amended at the sole cost and expense of Mortgagor, upon request of Mortgagee, to reflect the identity of any successor Mortgagee.

         Section 1.8 Exhibit of Mortgage. The Mortgagor shall exhibit and shall require that any other person having custody or control of such Vessel to exhibit a copy of this Mortgage to any person having business with the Vessel which might give rise to a maritime lien upon such Vessel or otherwise be deemed a sale, conveyance, mortgage or lease thereof and, on demand, to any representative of the Mortgagee.

         Section 1.9 Removal of Liens. The Mortgagor will not suffer to be continued any lien (other than Permitted Liens but only to the extent permitted under Subsection 1.7), encumbrance or charge on any Vessel other than this Mortgage, and in due course and in any event within thirty (30) days after the same shall become due and payable, (except for those claims or demands being contested in good faith by appropriate proceedings for which adequate reserves are being maintained), will pay or caused to be discharged or make adequate provisions for the satisfaction or discharge of all claims or demands secured by any lien, charge or encumbrance on such Vessel and will cause the Vessel to be released or discharged from any such lien, encumbrance or charge thereon.

         Section 1.10 Libel or Attachment. If a libel is filed against any Vessel or if any Vessel shall be attached, levied upon or taken into custody by virtue of any proceeding in any court or tribunal or by any government or other authority, the Mortgagor shall promptly notify the Mortgagee thereof by telecopier, confirmed by overnight letter addressed to the Mortgagee, and within three (3) Business Days after any such libel, levy, attachment or taking into custody will cause any such Vessel to be released and will promptly notify the Mortgagee of such release in the manner aforesaid.

         Section 1.11 Maintenance and Classification of Vessel. The Mortgagor will at all times and without cost or expense to the

Mortgagee (a) maintain each Vessel and its machinery in such condition and repair as will keep the Vessel entitled to the highest classification in the American Bureau of Shipping, or other classification society of like standing approved in writing by the Mortgagee for such vessels, (b) keep each Vessel, its machinery, boilers, appurtenances and spare parts in a good state of repair, wear and tear and depreciation excepted, and in efficient operating condition in accordance with good commercial maintenance practices employed in the offshore oil and gas contract drilling industry, (c) keep each Vessel tight, staunch, strong and in all respects seaworthy, in so far as due diligence can make it, (d) maintain each Vessel with full unexpired classification and other required certificates and (e) furnish prior to December 1 of each year to the Mortgagee, a written statement of the classification society that any classification referred to in (a) above is in effect. All maintenance and repairs will be made in a good and workmanlike manner by persons of appropriate skill and experience whose work will not adversely affect the service life or marketability of each Vessel. All repairs, parts, mechanisms, devices, replacements, improvements, changes, additions and alterations to the Vessels shall immediately and without further act, become part of the Vessels and subject to this Mortgage. Mortgagor shall promptly furnish to the Mortgagee copies of each damage survey with respect to damage to any Vessel where the survey does not specifically quantify the cost of total damages or where the survey states total damage in excess of USD 100,000.00.

         Section 1.12 Changes in Vessels. The Mortgagor will not make, or permit to be made, any material change in the structure or type of any Vessel or in its rig, unless it shall have received the prior written consent thereto of the Mortgagee.

         Section 1.13 Inspection. The Mortgagor at all times shall afford the Mortgagee or its authorized representatives full and complete access to the Vessels for the purpose of inspecting or surveying the same and their papers and, at the request of the Mortgagee, the Mortgagor shall deliver for inspection copies of any and all contracts and documents relating to each Vessel, whether on board or not and shall cause any charterer to comply herewith during the term of any charter to the maximum extent permitted thereunder.

         Section 1.14 Change of Flag or Port of Documentation. The Mortgagor will not change the flag or port of documentation of the Vessels without the prior written consent of the Mortgagee and the payment by the Mortgagor of all expenses of registration or re-registration of this Mortgage. Such consent may be denied or withheld for any reason or for no reason, except that Mortgagee shall not unreasonably withhold its consent to a change in the port of documentation, although reasonable conditions may be attached to such consent. Any such written consent to any one transfer or change of flag or port of documentation shall not be construed as a waiver of these provisions with respect to any other or subsequent proposed transfer or change of flag or port of documentation.

         Section 1.15  Sale or Other Disposition of Vessels.

         (a) Except as provided below, the Mortgagor will not sell, charter, mortgage, transfer or in any other way dispose of all or any part of or interest in any Vessel without the prior written consent of the Mortgagee. Any sale, mortgage, charter, transfer or other disposition of all or any part of or interest in any Vessel shall be subject to the provisions of this Mortgage and the lien hereof. The Mortgagor will not charter any Vessel to, or permit any Vessel to serve under any contract of affreightment with, a person included within the definition of "designated foreign country" or a "national" of a "designated foreign country" in the "Foreign Assets Control Regulations" or "Cuban Assets Control Regulations" of the United States Treasury Department, 31 C.F.R. Chapter V, as amended, within the meaning of said regulations or of any regulation, interpretation or ruling issued thereunder.

         (b) Mortgagor shall not enter into any charter for any Vessel in excess of twelve months (inclusive of all extension and renewal opt-on periods) without the prior written consent of the Mortgagee, and in the case where such consent is given, not without providing Mortgagee a copy thereof and without first obtaining the written agreement of such charterer in each case to the collateral assignment by Mortgagor to Mortgagee of a first priority lien and security interest in the charter, charter hire and earnings of such charter, such consent to be in form acceptable to Mortgagee. Mortgagor undertakes and covenants that any such charter shall contain a provision prohibiting the charterer and any other persons from incurring or acquiring any lien on any Vessel.

         Section 1.16 Requisition of Title or Use. In the event that the title to or ownership of any Vessel, or the use of any Vessel (whether on a bareboat, time or voyage charter basis or any other basis), shall be requisitioned, purchased or taken by, or any Vessel shall be seized by or forfeited to any government of any country or any department, agency or representative thereof, pursuant to any present or future law, proclamation, decree, order or otherwise, or by any other person or persons, whether or not acting under color of governmental authority, the compensation, purchase price, reimbursement or award for such requisition, purchase, seizure, forfeiture or other taking of such title, ownership or use shall forthwith be and become payable to the Mortgagee, who shall be entitled to receive the same and shall apply it as provided in Section 1.05(c) of the Loan Agreement.

         Section 1.17 Notice of Loss Requisition or Damage. In the event of (a) the disappearance or actual or constructive loss of any Vessel, (b) any event referred to in Section 1.16 hereof with





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
respect to any Vessel, or (c) any casualty, accident or damage to any Vessel in excess of USD 100,000.00, the Mortgagor will give written notice thereof (containing full particulars), within three (3) Business Days of the occurrence thereof, to the Mortgagee.

         Section 1.18  Insurance.

         I. Form and Amount.

         I(A). Hull & Machinery Insurance. At its own expense, Mortgagor shall maintain or cause to be maintained with financially sound and reputable insurers satisfactory to Mortgagee all risk equivalent marine hull and machinery insurance (and, if necessary to satisfy the proviso of this subparagraph, policies of increased value insurance) and war risk hull and machinery insurance covering confiscation, nationalization, expropriation and seizure on an agreed value basis on each Vessel against loss, damage, fire and such other perils and in such amounts as are usually maintained on vessels engaged in the same or a similar business under blanket fleet policies with respect to vessels of like size, character and marine activity; provided, however, that in no event shall the amount of such insurance, subject to such deductible, if any, as permitted by Mortgagee, at any time be less than the greater of (a) the Fair Market Value (as defined in the Loan Agreement) or (b) the amount of the outstanding principal, interest and all other obligations covered by this Mortgage.

         Such insurance shall name the Mortgagee, Mortgagor and other interested persons as insureds as their respective interests may appear, but (subject only to paragraph II of Subsection 1.18) shall be payable solely to Mortgagee for further disbursement by it to the other insureds as their interests may appear and shall be applied as set forth in Subpart II of this
Section 1.18.

         Unless a Default hereunder shall have occurred and is continuing hereunder, Mortgagee consents to a deductible of USD 250,000.00 per incident with respect to policies required under this Subsection I(A).

         I(B). Liability Insurance. At its own expense, Mortgagor shall maintain entries with financially sound and reputable insurers or protection and indemnity associations satisfactory to the Mortgagee protection and indemnity, collision, tower's liability including crew, cargo, contractual liabilities, and removal of wreck insurance and protection and indemnity war risk insurance protecting the interests of Mortgagor and Mortgagee against liability for property damage to third persons (including liability to any governmental authority or other person with respect to pollution liability) and personal injury or death to any person arising out of the maintenance, use, operation and ownership of the Vessels, cargo damage or loss, contractual liability and wreck removal in such amounts as are usually carried by persons engaged in the same or similar businesses; provided, however, that in no event shall the amount of such insurance per person and per occurrence (subject to such deductible, if any, permitted by Mortgagee) be less than the customary amount of coverage available on the market from time to time with respect to vessels of the same type, age and trade as the Vessels and acceptable to the Mortgagee. Such liability insurance shall name each of the Mortgagee, Mortgagor and other interested persons as additional insureds, as their respective interests may appear, but the proceeds of such policies shall be payable to the person actually suffering the loss in respect of which such proceeds are payable provided, however, that if Mortgagee shall have first notified the underwriters or brokers that a Default hereunder has occurred then all such proceeds to which the Mortgagor would have otherwise been entitled shall be thereafter payable to Mortgagee for distribution to itself and others as their interests may appear as hereinafter set forth or otherwise with the consent of Mortgagee in each case.

         I(C). Other Insurance. At its own expense, the Mortgagor shall, at all times during which the Vessels are operating within the jurisdiction of the United States of America, maintain

                (i) insurance or post bond or maintain approved evidence of financial responsibility with respect to the Vessels to cover the actual cost of removal of discharged oil for which the Mortgagor or the Vessels may be held strictly liable (or held liable due to negligence of the Mortgagor or any other person) under the Clean Water Act of 1977, the Oil Pollution Act of 1990 or the Outer Continental Shelf Lands Act, or under any other federal or state law which, in the future, may apply to the Vessels or to the Mortgagor; and the Mortgagor shall maintain insurance or post bond or maintain approved evidence of financial responsibility covering similar pollution risks or liabilities incident thereto under any law, regulation or judicial decision of any foreign jurisdiction or jurisdictions or political subdivision thereof applicable to the Mortgagor, the Vessels or their operations;

                (ii) such workmen's compensation or longshoremen's and harbor workers' insurance as shall be required by applicable law, including endorsements for Outer Continental Shelf operations, borrowed servant, voluntary compensation and in rem claims;

                (iii) insurance (with a limit of USD 5,000,000 per occurrence) naming the Mortgagor and the Mortgagee assureds and loss payees, as their interests may appear, against contingent Operator's Extra Expense ("O.E.E.") liabilities in connection with operations conducted by the Vessels with respect to Vessels operating under a drilling contract with a financially responsible operator acceptable to the Mortgagee that indemnifies against such "O.E.E." arising out of blowout

         (above and below ground), cratering, redrilling/recompletion, cost of control, clean-up, containment seepage, pollution, spillage or leakage in connection with operations conducted by any Vessel, in form and substance satisfactory to the Mortgagee, and third party liabilities ("T.P.L.") that may be assumed by a contract which is legally enforceable and in form and substance satisfactory to the Mortgagee. Deductibles or self-insured retentions shall not exceed USD 250,000 ("O.E.E.")/ ("T.P.L.") and shall be for the account of the Mortgagor;

                 (iv) excess seepage, pollution, clean-up and containment liability coverage in the amount of USD 50,000,000 in respect of offshore operations in excess of and following the seepage, pollution, clean-up and containment liability coverage recited in Subsection
         (iii) above; and

                 (v) mortgagee's interest insurance or breach of warranty endorsement in favor of the Mortgagee with such underwriters and under forms of policies approved by the Mortgagee in an amount equal to at least 125% of the Loan.

         II. Application of Proceeds. All policies of insurance required under this Section 1.18 shall be placed through first-class marine brokers acceptable to Mortgagee and shall name the Mortgagor and Mortgagee as Additional Insureds. All policies maintained under Subsection I above shall also name the Mortgagee as a loss payee for all hull and machinery policies, and, in the case of policies procured under Subpart I(A) hereof, shall provide that all payments in respect of loss or damage shall be made solely to the Mortgagee for all amounts in excess of USD 100,000.00 and that upon the occurrence and continuance of a Default hereunder, all proceeds shall be payable solely to Mortgagee. Any insurance recoveries under any policies to which the Mortgagee shall be so entitled shall be applied as provided in Section 1.05(c) of the Loan Agreement. Until a Default has occurred, the Mortgagee and the Mortgagor shall cooperate in adjusting any claim with the underwriters of insurances for the Vessels and underwriters may rely on any agreement reached with the Mortgagor as binding both the Mortgagee and the Mortgagor. Following the occurrence of a Default, the Mortgagee and the Mortgagor shall continue to cooperate to adjust any claim but only the Mortgagee shall have the power to agree any adjustment with underwriters on behalf of the Vessels, the Mortgagor and itself.

         III. Constructive Total Loss. In the event of an accident, occurrence or event resulting in a constructive total loss of any Vessel, the Mortgagee shall have the right to claim for a constructive total loss of the Vessel and to require that Mortgagor declare such to be a constructive total loss, and if both (1) such claim is accepted by all underwriters under all policies then in force as to the Vessel under which payment is due for total loss and (2) payment in full is made in cash under such policies, then the Mortgagee shall have the right at its election, to abandon the Vessel to the underwriters under such policies, free from the lien of this Mortgage and apply the proceeds of such insurance as provided in Section 1.05(c) of the Loan Agreement.

         IV. Agreed or Compromised Total Loss. In the event of an accident, occurrence or event of damage to any Vessel, the Mortgagee shall have the right in its discretion to enter into an agreement or compromise with underwriters providing for an agreed or compromised total loss of the Vessel.

         V. Carriers; Approvals. All insurance required under this Section shall be placed and kept with the United States Government or with American, British, or other insurance companies, underwriters' associations, clubs or underwriting funds approved by the Mortgagee. Any approval of a policy under this Section 1.18 shall be effective until the end of the policy period or until thirty (30) days after the Mortgagee shall notify the Mortgagor of the desired change in the form and/or amount thereof, whichever shall first occur. Notwithstanding the foregoing, Mortgagee may require changes on shorter notice if such changes are necessary or desirable to comply with requirements of or insure against liabilities created or increased by any change, modification, amendment in the law (including judicial or administrative decisions), regulations, rules, policies or practices of the United States government or the government of any state, territory, possession thereof or of any other place where the Vessel may be operating or whose laws may apply.

         VI. Taking, Requisition, etc. During the continuance of a taking, requisition or charter of the use of any Vessel by the United States Government, with the prior written consent of the Mortgagee, the provisions of this Section shall be deemed to have been complied with in all respects as to any Vessel if the United States Government shall have agreed, pursuant to an agreement in form and substance satisfactory to the Mortgagee, to reimburse the Mortgagee and the Mortgagor for loss or damage resulting from the risks indicated in subsection I of this Section. In the event of any taking, requisition, charter or loss of any Vessel contemplated by this paragraph the Mortgagor shall promptly furnish to the Mortgagee an Officers Certificate stating that such taking, requisition, charter or loss has occurred and, if such is the case, that the United States Government has agreed to reimburse the Mortgagee and the Mortgagor for loss or damage resulting from the risks covered pursuant to the requirements of Subpart I of this Section 1.18.

         VII.  Additional Provisions.    All insurance required under this
Section 1.18 shall, unless otherwise first agreed in writing by the Mortgagee, provide that (1) there shall be no recourse against the Mortgagee for the payment of premiums, supplemental or back calls or commissions or warranties or representations to underwriters, (2) if such insurance provides for the payment of club calls, assessments or advances, there shall be no recourse against the Mortgagee for the payment thereof, (3) at least thirty (30) days' prior written notice of any cancellation, reduction in amount or change in coverage or other material change of such insurance shall be given to the Mortgagee by the insurance underwriters, (4) the interests of the Mortgagee shall be continued insured regardless of any breach of or violation by Mortgagor or any other insured of any warranties, declarations or conditions contained in such insurances, (5) no insurance shall be excess over other coverage but shall be primary insurance and shall not require any contribution from any excess insurance on any Vessel which may be carried by Mortgagee, (6) no insurance shall be invalidated by any assignment of any charters of any Vessel, and (7) the insurers agree to advise Mortgagee promptly in writing of any default in the payment of any premium and of any other act or omission of which such insurer has knowledge which might invalidate or render unenforceable, in whole or in part, any such policy. The policies shall provide for severability of interest as though separate policies were issued to each additional insured except with respect to the limits of liability.

         The Mortgagor shall not, without the prior written consent of the Mortgagee, do any act, nor voluntarily suffer nor permit any act to be done, whereby any insurance required by this Section shall or may be suspended, impaired or defeated, or suffer or permit any Vessel to engage in any voyage or any activity not permitted under policies of insurance satisfactory to the Mortgagee in all respects for such voyage or the engaging in of such activity.

         Section 1.19 Reimbursement of Mortgagee. In the event that Mortgagor shall fail to obtain or maintain insurance in accordance with the provisions of this Mortgage, Mortgagee shall have the right to obtain, and pay the premiums on, such insurance as Mortgagee reasonably deems necessary. The Mortgagor shall reimburse the Mortgagee on demand, with interest at the rate (described in Section 1.04(c) of the Loan Agreement) for any and all expenditures which the Mortgagee may from time to time make, lay out or expend in providing protection in respect of insurance, discharge or purchase of any liens, taxes, dues, assessments, governmental charges, fines and penalties imposed, repairs, attorneys' fees and other matters as the Mortgagor is obligated herein to provide, but fails to provide. Such obligation of the Mortgagor to reimburse the Mortgagee, together with interest as provided above, shall be an additional indebtedness due from the Mortgagor, secured by this Mortgage, and shall be payable by the Mortgagor on demand. The Mortgagee, though privileged so to do, shall be under no obligation to the Mortgagor or to any other person to make any such expenditures, nor shall the making thereof relieve the Mortgagor of any Default in that respect.

         Section 1.20 Reports. Prior to the date hereof and concurrently with each renewal or replacement of each policy or entry thereafter, Mortgagor shall furnish to the Mortgagee an original certificate of insurance or a report by a nationally recognized first class marine insurance broker acceptable to the Mortgagee, describing in reasonable detail the insurance then carried and maintained on and with respect to the Vessels and certifying that such insurance complies with the terms hereof and certifying that the insurances are in the form, cover the risks and are in the amounts determined in accordance with Section 1.18 of this Mortgage, and that, in the opinion of such firm, the insurance then carried and maintained complies with the terms of said Section
1.18. Mortgagor shall obtain for the benefit of Mortgagee the undertaking of Mortgagor's insurance agent or broker to promptly advise the Mortgagee in writing of any act or omission of which such agent or broker has knowledge which might invalidate or render unenforceable, in whole or in part, any such policy.

                              ARTICLE 2. DEFAULTS

         Section 2.1 Defaults. The occurrence and continuance of any of the following events (each of which is herein called a "Default") shall constitute a default hereunder:

         (a) The occurrence of an Event of Default under (and as defined in) the Loan Agreement; or

         (b)     The occurrence of a default under the Guaranty; or

         (c) Default by the Mortgagor in the due and punctual observance or performance of any of the covenants or agreements contained in Sections 1.4, 1.5, 1.9, 1.10, 1.11, 1.12, 1.13, 1.14, 1.15, 1.17, 1.18, 1.19 or 1.20 hereof;
or

         (d) Breach by Mortgagor under any entry or policy of insurance from time to time in effect with respect to the Vessels.

         (e) Default by the Mortgagor in the due and punctual observance or performance of any other covenant or agreement contained in this Mortgage and the continuance of such default unremedied for a period of 30 days; or

         (f) The arrest, attachment or detention of any Vessel by a U.S. Marshal or other officer of any court of law, equity or admiralty jurisdiction in any country or nation of the world or by any government or other person; or

         (g) The Mortgagor or any charterer shall remove or attempt to remove any Vessel beyond the geographic limits of the then current insurance coverage in place on the Vessel, or shall abandon the Vessel in a foreign port or shall cease to be a citizen of the United States of America within the meaning of Section 2 of the

Shipping Act, 1916, as amended.

                  ARTICLE 3. REMEDIES: APPLICATION OF PROCEEDS

         Section 3.1 Sale. etc. If a Default specified in Subsection 2.1(a) above shall occur as a result of an Event of Default occurring under Article IV, subsections H or I of the Loan Agreement, then, and in any such event, the principal amount of the Note, together with accrued interest thereon and all other obligations shall become immediately due and payable without any notice or other action by the Mortgagee, or if any other Default shall occur and be continuing, then, and in any such event, the Mortgagee may, by notice of default given to the Mortgagor, declare the principal amount of the Note, together with accrued interest thereon and any other amounts due in accordance therewith and all other obligations to be forthwith due and payable, whereupon all such amounts shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived. During the continuance of any Default, Mortgagee shall have the right to pursue and enforce any of its rights and remedies under the Loan Agreement and any other Loan Document and, in addition, Mortgagee may do any one or more of the following as it may elect:

         (a) Exercise all the rights and remedies in foreclosure and otherwise given to mortgagees by the provisions of the U.S. Code, Tit. 46, Ch. 313, as amended, or other applicable law including the laws of any other applicable jurisdiction;

         (b) Bring suit at law, in equity or in admiralty or initiate and prosecute such other judicial, extra-judicial, or administrative proceedings as it may consider appropriate to recover any and all sums due, or declared due, on the Note, and all other obligations due, with the right to enforce payment of said sums against any assets of the Mortgagor, whether they are covered by this Mortgage or otherwise;

         (c) Take possession of the Vessels with or without legal proceedings, at any place where it or they may be found; and the Mortgagor or any person in possession of the Vessels, forthwith upon request by the Mortgagee, as mortgage creditor, shall deliver possession to the Mortgagee, and the Mortgagee shall have the right, without being responsible for loss or damage, to lay up, hold, charter, lease, operate or otherwise use the Vessels for such period and under such conditions as it may deem most expedient for its interest, and demand, collect and retain all hire, freights, earnings, issues, revenues, income, profits, returns, premiums, salvage awards or recoveries, recoveries in general average, and all other sums due or to become due in respect of the Vessels or in respect of any insurance thereon from any person whomsoever, accounting only for net profits, if any, arising from such use and charging against all receipts from such use or from the sale of the

Vessels by court proceedings or pursuant to subsection (d) below, all costs, expenses (including without limitation attorneys' fees and disbursements), charges, damages or losses by reason of such use; and if at any time the Mortgagee shall avail itself of the right herein given to it to take the Vessels and shall take them, the Mortgagee shall have the right to dock the Vessels at any dock, pier or other premises owned or leased by the Mortgagor without charge, or at any other place at the cost and expense of the Mortgagor;

         (d) Take and enter into possession of the Vessels, at any time, wherever the same may be, without legal process, and if it seems desirable to the Mortgagee without being responsible for loss or damage, sell it at any place or places and at such time or times as the Mortgagee may specify, at public or private sale, by sealed bids or otherwise, on such terms and conditions as the Mortgagee deems best, free of any claim, commitment or encumbrance, regardless of the nature thereof, in favor of the Mortgagor and, except as provided by law, in favor of any other person, upon advance notice of ten (10) consecutive days published in any newspaper authorized to publish legal notices of that kind in the port of documentation and the places of sale of the Vessels and by sending notice of each such sale at least fourteen (14) days prior to the date fixed for such sale, by mail, to the Mortgagor. In the event that the Vessels shall be offered for sale by private sale, no newspaper publication of notice shall be required, nor notice of adjournment of sale. Sale may be held at such place and at such time as the Mortgagee by notice may have specified, or may be adjourned by the Mortgagee from time to time by announcement at the time and place appointed for such sale or for such adjourned sale, and, without further notice or publication the Mortgagee may make any such sale at the time and place to which the same shall be so adjourned; and any sale may be conducted without bringing the Vessels to the place designated for such sale and in such manner as the Mortgagee may deem to be for its best advantage, and the Mortgagee may become the purchaser at any public sale, and shall have the right to credit on the purchase price any and all sums of money due to the Mortgagee under the Note, or otherwise due to the Mortgagee hereunder or under the Loan Agreement, the Guaranty or under any other instrument evidencing any obligation.

         Section 3.2 Finality of Sale. A sale of the Vessels made in pursuance of this Mortgage, whether under the power of sale hereby granted or any judicial proceedings, shall operate to divest all right, title and interest of any nature whatsoever of the Mortgagor therein and thereto, and shall bar the Mortgagor, its successors and assigns, and all persons claiming by, through or under them. No purchaser shall be bound to inquire whether notice has been given or whether any Default has occurred, or as to the propriety of the sale, or as to application of the proceeds thereof. In case of any such sale, any purchaser who is the holder of this Mortgage shall be entitled, for the purpose of making settlement or payment for the Vessels, to apply the balance due under this Mortgage or a part thereof as part or all of the purchase price to the extent of the amount remaining due and unpaid. At any such sale, the holder of this Mortgage may bid for and purchase the Vessels and upon compliance with the terms of sale may hold, retain and dispose of the Vessels without further accountability. At any such sale, the Mortgagee may bid for the purchase of the Vessels and upon compliance with the terms of sale may hold and retain and dispose of the Vessels without further accountability therefor.

         Section 3.3  Powers and Rights of Mortgagee upon Occurrence of Default.

         (a) Sale. For the purpose of Sections 3.1 and 3.2 the Mortgagor does hereby irrevocably appoint the Mortgagee and its successors and assigns the true and lawful attorneys-in-fact of the Mortgagor, in its name and stead, to make the necessary transfers of the Vessels, and for that purpose the Mortgagee may execute the necessary instruments of assignment and transfer (including bills of sale), the Mortgagor hereby ratifying and confirming all that its said attorney shall lawfully do by virtue hereof. Nevertheless, the Mortgagor, if so requested by the Mortgagee, shall ratify and confirm any sale of the Vessels by executing and delivering to the purchaser thereof such proper bills of sale, conveyances, instruments of transfer and releases as may be designated in such request.

         (b) Revenues and Proceeds of the Vessels. The Mortgagee is hereby irrevocably appointed attorney-in-fact of the Mortgagor, upon the happening and during the continuation of any Default, in the name of the Mortgagor to demand, collect, receive, compromise and sue for, so far as may be permitted by law, all drilling contract revenues, freights, hire, earnings, issues, revenues, income and profits of the Vessels, and all amounts due from underwriters under any insurance thereon as payment or losses or as return premiums or otherwise, salvage awards and recoveries, recoveries in general average or otherwise, and all other sums due or to become due in respect of the Vessels or in respect of any insurance thereon from any person whomsoever, and to make, give and execute in the name of the Mortgagor acquittances, receipts, releases or other discharges for the same, whether under seal or otherwise, and to endorse and accept in the name of the Mortgagor all checks, notes, drafts, warrants, agreements and all other instruments in writing with respect to the foregoing, the Mortgagor hereby confirming and ratifying the same.

         (c) Additional Rights. The Mortgagor covenants and agrees that in addition to any and all other rights, powers and remedies elsewhere in this Mortgage granted to and conferred upon the Mortgagee, and including, without limitation, in any suit to enforce any of its rights, powers or remedies, if a Default shall have occurred and be continuing and shall not have been waived by the Mortgagee, the Mortgagee shall be entitled as a matter of right and not as a matter of discretion (i) to the appointment of a receiver or receivers of the Vessels and collection of the freights, hire, earnings, issues, revenues, income and profits due or to become due arising from any operation of the Vessels, and any receiver or receivers so appointed shall have full right and power to use and operate the Vessels, and (ii) to a decree ordering and directing the sale and disposal of the Vessels, and the Mortgagee may become the purchaser at such sale and shall have the right to credit on the purchase price any and all sums of money due under the Note or otherwise due to the Mortgagee hereunder or under the Loan Agreement, the Guaranty or under any other Loan Document. The Mortgagee shall not be required to have the Vessels marshalled (upon any sale of the Vessels pursuant to this Mortgage or otherwise) or be required to realize on any other collateral prior to realization on the Vessels.

         Section 3.4 Restoration of Position. In case the Mortgagee shall have proceeded to enforce any right, power or remedy under this Mortgage by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Mortgagee, then and in every such case the Mortgagor and the Mortgagee shall be restored to their former positions and rights hereunder with respect to the property subject or intended to be subject to the Mortgage, and all rights, remedies and powers of the Mortgagee shall continue as if no such proceedings had been taken.

         Section 3.5 Application of Proceeds. The proceeds of any sale and net earnings derived from the operation, use, charter, or any other employment of the Vessels by the Mortgagee, as mortgage creditor, and within any of the powers and authority above given, as well as the proceeds of any judgment which the Mortgagee may obtain by reason of the breach or failure to perform any of the terms of this Mortgage, as well as the proceeds of any claim for damage received by the Mortgagee while exercising the powers and the authorities above given, shall be applied by Mortgagee as provided in the Loan Agreement.

         In the event the proceeds and the net earnings referred to in this
Section 3.5 should be insufficient to pay the sum total of the Mortgagor's obligations to the Mortgagee, then the Mortgagee, as mortgage creditor, shall have the right to collect and to receive from the Mortgagor, or from any other person or persons who may be chargeable in respect thereof, such amount as will fully pay any remaining deficiency with respect to the obligations. In any action to enforce the Mortgage whether in rem or in personam, in admiralty, in equity or at law Mortgagor hereby waives any right to trial by jury.

         Section 3.6  No Transfer in Violation of Shipping Act.
Notwithstanding any other provision herein to the contrary, no sale, charter, transfer or other disposition of any Vessel or any interest therein may be made to any entity not a citizen of the United States within the meaning of Section 2 of the Shipping Act of 1916, as amended, without the approval of the Secretary of Transportation of the United States.

         Section 3.7 Defeasance. If the Note shall have been satisfied and discharged, then this Mortgage and the estate and rights hereunder shall cease, determine, and become null and void; and the Mortgagee, on the request of the Mortgagor and at the Mortgagor's cost and expense, shall forthwith cause satisfaction and discharge of this Mortgage to be entered upon its and other appropriate records and shall execute and deliver to the Mortgagor such instruments as may be necessary in the Mortgagor's reasonable opinion to duly acknowledge the satisfaction and discharge of this Mortgage.

         Section 3.8 Right of Peaceful Enjoyment. During the term of this Mortgage and so long as no Event of Default shall have occurred and be continuing, the Mortgagor shall have full and peaceful enjoyment, use, right to possession and control of the Vessels.

                     ARTICLE 4. GENERAL POWERS OF MORTGAGEE

         (a) Arrest or Detention of a Vessel. In the event that any Vessel shall be arrested or detained by a Marshal or other officer of any court of law, equity or admiralty jurisdiction in any country or nation of the world or by any government or other person, the Mortgagor does hereby authorize and empower the Mortgagee, from the date of arrest or detention, in the name of the Mortgagor, or its successors or assigns, to apply for and receive possession of and to take possession of the Vessel with all the rights and powers that the Mortgagor, or its successors or assigns, might have, possess or exercise in any such event; and this power of attorney shall be irrevocable and may be exercised not only by the Mortgagee but also by its appointee or appointees, with full power of substitution, to the same extent as if the said appointee or appointees had been named as one of the attorneys above named by express designation.

         (b) Suits. The Mortgagor also authorizes and empowers the Mortgagee or its appointees or any of them to appear in the name of the Mortgagor, its successors or assigns, in any court of any country or nation of the world where a suit is pending against any Vessel because of or on account of any alleged lien against the Vessel from which the Vessel has not been released and to take such proceedings as to them may seem proper towards the defense of such suit and the discharge of such lien, and all expenditures made or incurred by them or any of them for the purpose of such defense or discharge shall be a debt due from the Mortgagor, its successors and assigns, to the Mortgagee, and shall be secured by the lien of this Mortgage in like manner and extent as if the amount and description thereof were written herein.

                              ARTICLE 5. INDEMNITY

         The Mortgagor assumes liability for, and agrees to indemnify and hold the Mortgagee harmless from, all claims, costs, expenses (including legal expenses), damages and liabilities arising from or pertaining to this Mortgage or the ownership, use, possession or operation of the Vessels; provided that Mortgagor shall have no obligation hereunder with respect to amounts subject to indemnification between such parties under any agreement of trust between such parties or for indemnified liabilities arising from the gross negligence or wilful misconduct of Mortgagee. The agreements and indemnities contained in this Article shall survive the maturity or earlier discharge of this Mortgage and payment in full of the Note.

                          ARTICLE 6. SUNDRY PROVISIONS

         Section 6.1 Cumulative Remedies; No Waiver. Each and every power and remedy herein given to the Mortgagee shall be cumulative and shall be in addition to every other power and remedy herein or now or hereafter existing at law, in equity, in admiralty or by statute, and each and every power and remedy whether herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Mortgagee, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other power or remedy. No delay or omission by the Mortgagee in the exercise of any right or power in the pursuance of any remedy specified in
Article 3 accruing upon any Default hereof shall impair any such right, power or remedy or be construed to be a waiver of any such Default or an acquiescence therein; nor shall the acceptance by the Mortgagee of any security or of any payment of or on account of any part of the indebtedness secured by this Mortgage or of any payment on account of any past Default be construed to be a waiver of any right to take advantage of any future Default or of any past Default not completely cured thereby.

         Section 6.2 Further Assurances. In the event that this Mortgage, or any provisions hereof, shall be deemed invalid in whole or in part by reason of any present or future law or any decision of any court having jurisdiction, or if the documents at any time held by the Mortgagee shall be deemed by the Mortgagee for any reason insufficient to carry out the rights and powers granted to the Mortgagee herein, then, from time to time, the Mortgagor will do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered such other and further assurances and documents as in the opinion of the Mortgagee may reasonably be required in order to more effectively subject the Vessel to the lien of this Mortgage or more effectively subject the Vessel to the performance of the terms and provisions of this Mortgage, or to enable this Mortgage continuously to enjoy the status of a First "Preferred" Mortgage.

         Section 6.3 No Waiver of Preferred Status. No provision of this Mortgage shall be deemed to constitute a waiver by the Mortgagee of the preferred status hereof given by the U.S. Code, Tit. 46, Ch. 313, as amended, and any provision of this Mortgage which would otherwise constitute such a waiver shall to such extent be of no force or effect.


         Section 6.4 Survival of Agreements. All representations, warranties, covenants and agreements herein contained or made in writing in connection with this Mortgage shall survive the execution of this Mortgage and shall continue in full force and effect until all sums secured hereby shall have been paid in full, and the same shall bind and inure to the benefit of the respective successors and assigns of the Mortgagor and the Mortgagee.

         Section 6.5 Notices. All notices, requests and demands shall be in writing (including telecopier) given to or made upon the respective parties hereto as follows:

         In the case of the Borrower or Marine Drilling, at

                 14141 SW Freeway, Suite 2500
                 Sugar Land, Texas  77478

                 Attention:  Chief Financial Officer
                 Telecopier:  (713) 565-2002

         In the case of Lender, at

                 The CIT Group/Equipment Financing, Inc.
                 1211 Avenue of the Americas
                 New York, New York  10036

                 Attention:  (a)  Senior Vice President-Credit
                                  Telecopier: (212) 536-1385

                             (b)  Legal Department
                                  Telecopier: (212) 536-1388

or in such other manner as any party hereto shall designate by written notice to the other parties hereto. All such notices shall be effective upon delivery or 3 days after being deposited in the United States mail with postage prepaid certified, return receipt requested in a correctly addressed wrapper, or upon receipt if delivered to Federal Express or similar courier company or transmitted by telefax, except that all notices, requests and demands to the Lender shall not be effective until received by the Lender. All notices, demands, requests, communications and other documents delivered hereunder or under the Loan Documents, unless submitted in the English language, shall be accompanied by certified English translation thereof.

         Section 6.6 Counterparts. This instrument may be executed in any number of counterparts, and each of such counterparts shall for all purposes be deemed to be an original.

         Section 6.7 Nature of Agreements Hereunder. The agreements, terms, conditions, rights, remedies and indemnities provided herein are in addition to, not in limitation of, and shall not be limited by, each of the agreements, terms, conditions, rights, remedies and indemnities contained in the Loan Agreement.

         Section 6.8 Recording. For purposes of this Mortgage and for purposes of recording this Mortgage as required by 46 U.S. Code, Ch. 313, the total amount of this Mortgage is Thirty Five Million United States Dollars (USD 35,000,000) plus interest, costs, expenses and performance of Mortgage covenants; the discharge amount is the same as the total amount and there is no separate discharge amount.

         Section 6.9 Construction. Any provision of this Mortgage which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, any such prohibition or unenforceability shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by law, Mortgagor hereby waives any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

         Section 6.10 Consent to Forum. MORTGAGOR HEREBY IRREVOCABLY CONSENTS AND AGREES THAT ANY LEGAL ACTION, SUIT, OR PROCEEDING ARISING OUT OF OR IN ANY WAY IN CONNECTION WITH THIS MORTGAGE MAY BE INSTITUTED OR BROUGHT IN THE COURTS OF THE STATE OF NEW YORK, IN THE COUNTY OF NEW YORK, OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AS MORTGAGEE MAY ELECT, AND BY EXECUTION AND DELIVERY OF THIS MORTGAGE, EACH MORTGAGOR HEREBY IRREVOCABLY ACCEPTS AND SUBMITS TO, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF ANY SUCH COURT, AND TO ALL PROCEEDINGS IN SUCH COURTS. MORTGAGOR IRREVOCABLY CONSENTS TO SERVICE OF ANY SUMMONS AND/OR LEGAL PROCESS BY REGISTERED OR CERTIFIED UNITED STATES AIR MAIL, POSTAGE PREPAID, TO SUCH MORTGAGOR AT THE ADDRESS SET FORTH IN SUBSECTION 6.5 HEREOF, SUCH METHOD OF SERVICE TO CONSTITUTE, IN EVERY RESPECT, SUFFICIENT AND EFFECTIVE SERVICE OF PROCESS IN ANY SUCH LEGAL ACTION OR PROCEEDING. NOTHING IN THIS MORTGAGE SHALL AFFECT THE RIGHT OF MORTGAGEE TO EFFECT SERVICE OF PROCESS IN ANY

OTHER MANNER PERMITTED BY LAW OR LIMIT THE RIGHT OF MORTGAGEE TO BRING ACTIONS, SUITS OR PROCEEDINGS WHETHER IN REM, IN PERSONAM, IN LAW, EQUITY, ADMIRALTY OR OTHERWISE IN THE COURTS OF ANY OTHER JURISDICTION. MORTGAGOR FURTHER AGREES THAT FINAL JUDGMENT AGAINST IT IN ANY SUCH LEGAL ACTION, SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION, WITHIN OR OUTSIDE THE UNITED STATES OF AMERICA, BY SUIT ON THE JUDGMENT, A CERTIFIED OR EXEMPLIFIED COPY OF WHICH Shall BE CONCLUSIVE EVIDENCE OF THE FACT AND THE AMOUNT OF THE LIABILITY.

         IN WITNESS WHEREOF, the Mortgagor has caused this Mortgage to be duly executed and delivered as of the day and year first above written.


                                      KEYES HOLDING CORPORATION


                                      By:  /s/   William H. Flores
                                           _____________________________
                                           Name:  William H. Flores
                                           Title: Vice President

STATE OF TEXAS      )
                    ) ss.:
COUNTY OF HARRIS    )



         On this 1st day of December, 1994, before me personally came William
H. Flores, to me known, who, being by me duly sworn, did depose and say that his address is 14141 Southwest Freeway, Suite 2500, Sugar Land, Texas 77478; that he is Vice President of Keyes Holding Corporation, the corporation described in and which executed the foregoing instrument; and that he signed his name thereto pursuant to authority granted to him by the Board of Directors of said corporation.


                                           /s/ Dorothy M. Dur
                                    _________________________________
                                            (Notary Public)

                         GENERAL ASSIGNMENT OF EARNINGS


         The undersigned, KEYES HOLDING CORPORATION, a corporation organized and existing under the laws of the State of Delaware, (hereinafter called the "Assignor"), in consideration of One Dollar ($1) lawful money of the United States of America, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, has sold, assigned, transferred and set over and by this instrument does sell, assign, transfer and set over unto THE CIT GROUP/EQUIPMENT FINANCING, INC. (hereinafter called the "Assignee") and unto the Assignee's successors and assigns, to its and its successors' and assigns' own proper use and benefit, and, as collateral security for the obligations of the Assignor to the Assignee pursuant to the terms and conditions of a Loan Agreement dated December 1, 1994 among the Assignor, the Assignee, and MARINE DRILLING COMPANIES, INC. (the "Loan Agreement") and any other indebtedness existing now or hereafter from the Assignor in favor of the Assignee, and does hereby grant the Assignee a security interest in all of the Assignor's right, title and interest in and to:
(i) all day rate payments, charter hire, drilling contract revenues, accounts and contract rights and all freights, hire and other monies earned and to be earned, due or to become due, or paid or payable to, or for the account of, the Assignor, of whatsoever nature arising out of or as a result of the ownership and operation by the Assignor or its respective agents of each of the United States flag vessels MARINE 300, Official No. 636379, MARINE 301, Official No. 640126, and MARINE 303, Official No. 651994 (collectively, the "Vessels"), (ii) all monies and claims for moneys due and to become due to the Assignor and all claims for damages arising out of the breach of any and all present and future drilling contracts, charter parties, bills of lading, contracts and other engagements of affreightment or for the carriage or transportation of cargo, and operations of every kind whatsoever of each of the Vessels and in and to any and all claims and causes of action for money, loss or damages that may accrue or belong to the Assignor, its respective successors or assigns, arising out of or in any way connected with the present or future use, operation or management of each of the Vessels or arising or in any way connected with any and all present and future requisitions, drilling contracts, charter parties, bills of lading, contracts and other engagements of affreightment or for the carriage or transportation of cargo, and other operations of each of the Vessels, (iii) all moneys and claims for moneys due and to become due to the Assignor, and all claims for damages in respect of the actual or constructive total loss of or requisition of use of or title to each of the Vessels, and
(iv) any proceeds of any of the foregoing.

         Capitalized terms used herein and not otherwise defined herein shall have the meanings specified in the Loan Agreement.

         Upon the occurrence and continuance of an Event of Default, the Assignor shall cause all day rate payments, drilling contract revenues, charter hire, freights and moneys hereby assigned to be paid over to the Assignee at such account or accounts as designated in writing by the Assignee.

         The Assignor covenants that in the Event of Default or upon the Assignee's request it will send letters to each of the agents and representatives of the Assignor into whose hands or control may come any earnings and moneys hereby assigned, informing each such addressee of this Assignment and instructing such addressee to remit promptly to the Assignee all earnings and moneys hereby assigned which may come into addressee's hands or control and to continue to make such remittances until such time as the addressee may receive written notice or instructions to the contrary directly from the Assignee. The Assignor further covenants that it will use its best efforts to insure that each such addressee will acknowledge directly to the Assignee receipt of the Assignor's letter of notification and instructions.

         It is expressly agreed that anything herein contained to the contrary notwithstanding, the Assignee shall have no obligation or liability under any drilling contract, charter party or any contract of affreightment by reason of or arising out of this instrument of assignment nor shall the Assignee be required or obligated in any manner to perform or fulfill any obligations of any of the Assignor under or pursuant to any drilling contract, charter party, or any contract of affreightment or to make any payment or to make any inquiry as to the nature or sufficiency of any payment received by it or to present or file any claim, or to take any other action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled hereunder at any time or times.

         The Assignor does hereby constitute the Assignee, its successors and assigns, the Assignor's true and lawful attorney, irrevocably, with full power (in the name of the Assignor or otherwise) to ask, require, demand, receive compound and give acquittance for any and all moneys, claims, property and rights hereby assigned, to endorse any checks or other instruments or orders in connection therewith and to file any claims or to take any action or institute any proceedings which to the Assignee may seem to be necessary or advisable in the premises.

         The powers and authority granted to the Assignee in this General Assignment have been given for a valuable consideration and are hereby declared to be irrevocable.

         The Assignor agrees that at any time and from time to time, upon the written request of the Assignee, the Assignor will promptly and duly execute and deliver any and all such further instruments and documents as the Assignee may deem reasonably necessary in obtaining the full benefits of this Assignment and of the rights and powers herein granted.

         The Assignor does hereby warrant and represent that it has not assigned, pledged or in any way created or suffered to be created any security interest in the whole or any part of the right, title and interest hereby assigned, except for the assignment to the Assignee made by this Assignment. The Assignor hereby covenants that, without the prior written consent thereto of the Assignee, so long as this instrument of assignment shall remain in effect, (A) it will not assign or pledge the whole or any part of the right, title and interest hereby assigned to anyone other than the Assignee, its successors or assigns, (B) it will not take or omit to take any actions, the taking or omission of which might result in an alteration or impairment of the said rights or this Assignment and (C) it will not default under any drilling contract or charter party.

         The Assignor represents and warrants that (i) it has an office at 14141 SW Freeway, Suite 2500, Sugar Land, Texas 77478, and (ii) its principal place of business and the location at which it keeps and will keep its records concerning the Loan Agreement and the transactions contemplated thereby, including records relating to this Assignment, any drilling contract, charter party or contract of affreightment for the operations of the Vessels is 14141 SW Freeway, Suite 2500, Sugar Land, Texas 77478. The Assignor agrees that it will notify the Assignee of any change in the location of such office and of the opening of any other place of business by or on behalf of the Assignor.

         This Assignment (including, but not limited to the validity and enforceability hereof) shall in all respects be governed by, and construed in accordance with, the laws of the State of New York, other than conflict of laws rules thereof.

         All notices or other communications which are required to be made to the Assignee hereunder shall be made by telex or telecopier transmission, confirmed by postage prepaid letter to:

         (a)     The CIT Group/Equipment Financing Inc.
                 1211 Avenue of the Americas
                 New York, New York 10036

                 Attention:  Senior Vice President-Credit
                 Telecopier:  (212) 536-1385

         (b)     Legal Department
                 Telecopier:  (212) 536-1388

or at such other address as may have been furnished in writing by the Assignee. Any consents, waivers, approvals or other actions to be given or taken by the Assignee hereunder shall be effective if contained in a writing signed by the Assignee or such other person or persons as the Assignee may from time to time appoint, and forwarded to the Assignor at its respective address as provided in Section 5.01 of the Loan Agreement.

         The Assignor hereby appoints the Assignee its attorney-in-fact to execute and file any financing statements or papers of similar purpose or effect in connection with any filing or recording of this Assignment.

         IN WITNESS WHEREOF, the Assignor has caused this Assignment to be duly executed this 1st day of December, 1994.


                                 KEYES HOLDING CORPORATION


                                 By:     /s/  WILLIAM H. FLORES
                                         ______________________________
                                         Name:  William H. Flores
                                         Title: Vice President

                            ASSIGNMENT OF INSURANCE



         The undersigned KEYES HOLDING CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the "Assignor"), in consideration of One Dollar ($1) lawful money of the United States of America, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, pursuant to the Loan Agreement dated as of December 1, 1994 (the "Loan Agreement") among (i) the Assignor, as Borrower, (ii) MARINE DRILLING COMPANIES, INC., as Guarantor and (iii) THE CIT GROUP/EQUIPMENT FINANCING, INC. ("the Assignee") and as owner of the three U.S. flag drilling rigs, MARINE 300, Official No. 636379, MARINE 301, Official No. 640126, and MARINE 303, Official No. 651994 (the "Vessels"), has sold, assigned, transferred and set over and by this instrument, does sell, assign, transfer and set over unto the Assignee, and unto the Assignee's successors and assigns, to it and its successors' and assigns' own proper use and benefit, all right, title and interest of the Assignor under, in and to (i) all policies and contracts of insurance (which expression includes all entries of the Vessels in Protection and Indemnity Associations or War Risk Associations) in respect of the Vessels whether now or hereafter to be effected, and all renewals of or replacements for the same, (ii) when the context so admits, any reinsurance of such insurances, (iii) all claims, returns of premium and other monies and claims for monies due and to become due under said insurances or in respect of said insurances, (iv) all other rights of the Assignor under or in respect of said insurances, and (v) any proceeds of any of the foregoing.

         Capitalized terms used herein and not otherwise herein defined shall be used herein as defined in the Loan Agreement.

         It is expressly agreed that anything herein contained to the contrary notwithstanding, the Assignor shall remain liable under said insurances to perform all of the obligations assumed by it thereunder, and the Assignee shall have no obligation or liability under said insurances by reason of or arising out of this instrument of assignment nor shall the Assignee be required or obligated in any manner to perform or fulfill any obligations of the Assignor under or pursuant to said insurances or to make any payment or to make any inquiry as to the nature or sufficiency of any payment received by it or to present or file any claim, or to take any other action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled hereunder at any time or times.

         The Assignor does hereby constitute the Assignee, its successors and assigns, the Assignor's true and lawful attorney, irrevocably, with full power (in the name of the Assignor or otherwise), during the continuation of an Event of Default, to ask, require, demand, receive, compound and give acquittance for any and all monies and claims for monies due and to become due under or arising out of said insurances, to endorse any checks or other instruments or orders in connection therewith and to file any claims or to take any action or institute any proceedings which the Assignee may deem to be necessary or advisable in the premises.

         The Assignor hereby covenants and agrees (A) to procure that notice of this Assignment shall be duly given to all underwriters and brokers, (B) that where the consent of any underwriter is required pursuant to any of the insurances assigned hereby that it shall be obtained and evidence thereof shall be given to the Assignee, or, in the alternative, that in the case of protection and indemnity coverage, the Assignor shall obtain a letter of undertaking by the underwriters duly noting the interest of the Assignee, and
(C) that there shall be duly endorsed upon all slips, cover notes, policies, certificates of entry or other instruments issued or to be issued in connection with the insurances assigned hereby such clauses as to loss payees as the Assignee may reasonably require or approve. In all cases, unless otherwise agreed in writing by the Assignee, such slips, cover notes, notices, certificates of entry or other instruments shall provide that there will be no recourse against the Assignee for payment of premiums, calls or assessments.

         The Assignor agrees that at any time and from time to time, upon the written request of the Assignee, the Assignor will promptly and duly execute and deliver any and all such further instruments and documents as the Assignee may deem desirable in obtaining the full benefits of this Assignment and of the rights and powers herein granted.

         The Assignor does hereby warrant and represent that it has not assigned or pledged, and hereby covenants that, without the prior written consent thereto of the Assignee, so long as this instrument of assignment shall remain in effect, it will not assign or pledge the whole or any part of the right, title and interest hereby assigned to anyone other than the Assignee, its successors or assigns, and it will not take or omit to take any action, the taking or omission of which might result in an alteration or impairment of said insurances, of this Assignment or of any of the rights created by said insurances or this Assignment.

         This Assignment to the Assignee shall take effect immediately upon the execution hereof and the powers and authorities granted to the Assignee, its successors and assigns, herein, having been given for valuable consideration, are hereby declared to be irrevocable.

         The Assignor agrees that the Assignee is hereby appointed its attorney-in-fact and may execute on the Assignor's behalf and file





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
any financing statements under the Uniform Commercial Code, or papers of similar purpose or effect in respect of this Assignment, which the Assignee deems appropriate.

         All notices or other communications which are required to be made to the Assignee hereunder shall be made by telex or telecopier transmission, confirmed by postage prepaid letter to:

         if to the Assignor, to:

         14141 SW Freeway, Suite 2500
         Sugar Land, Texas  77478

         Attention:  Chief Financial Officer
         Telecopier:  (713) 565-2002

         if to the Assignee, to:

                 The CIT GROUP/EQUIPMENT
                   FINANCING, INC.
                 1211 Avenue of the Americas
                 New York, New York  10036

                 Attention:  (a) Senior Vice President-Credit
                 Telecopier:  (212) 536-1385

                 Attention:  (b)  Legal Department
                 Telecopier:  (212) 536-1388

or at such other address as may have been furnished in writing by the Assignee. Any consents, waivers, approvals or other actions to be given or taken by the Assignee hereunder shall be effective if contained in a writing signed by the Assignee or such other person or persons as the Assignee may from time to time appoint, and forwarded to the Assignor at its address as provided herein.

         Any payments made pursuant to the terms hereof shall be payable to the Assignee to such account or accounts as may, from time to time, be designated by the Assignee.

         Upon payment in full to Assignee of all amounts due and owing thereto under each of the Loan Documents, this Assignment shall terminate.

         This Assignment (including, but not limited to, the validity and enforceability hereof) shall be governed by and construed in accordance with the laws of the State of New York, other than conflict of laws rules thereof, and shall not be amended or altered nor shall any provision hereto be waived except by an amendment or waiver in writing signed by the Assignee.





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
         IN WITNESS WHEREOF, the Assignor has caused this Assignment of Insurance respecting the Vessels to be duly executed this 1st day of December, 1994.

                                        KEYES HOLDING CORPORATION


                                        By:      /S/    WILLIAM H. FLORES
                                                 _____________________________
                                                  Name:  William H. Flores
                                                  Title: Vice President









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
                              NOTICE OF ASSIGNMENT

                                  OF INSURANCE



         PLEASE TAKE NOTICE that the undersigned, owner of the three U.S. flag vessels MARINE 300, Official No. 636379, MARINE 301, Official No. 640126, and MARINE 303, Official No. 651994 has assigned to THE CIT GROUP/EQUIPMENT FINANCING, INC. as mortgagee under a certain U.S. First Preferred Fleet Mortgage dated the date hereof covering said Vessels, all of the Undersigned's right, title and interest in and to any and all insurances respecting said Vessels.

Dated:  December ___, 1994


                                           KEYES HOLDING CORPORATION


                                           By:    _____________________________
                                                   Name:
                                                   Title:








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